OMNICOM GROUP INC.
437 Madison Avenue
New York, New York 10022

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

Meeting Date:	Tuesday, May 25, 2010

Time:	10:00 a.m. Eastern Daylight Time

Place:	Hotel du Pont 11th and Market Streets Wilmington, Delaware 19801

Subject:	Election of directors;

Ratification of the appointment of KPMG LLP as our independent auditors for the 2010 fiscal year;

Approval of an amendment to the Omnicom Group Inc. 2007 Incentive Award Plan (the “2007 Plan”) to authorize additional shares for issuance;

Approval of an amendment to our By-laws to change the voting standard for the election of directors in uncontested elections from a plurality standard to a majority standard; and

Vote on shareholder proposals described in the accompanying Proxy Statement, if properly presented at the 2010 Annual Meeting.

Record Date:	April 5, 2010

     Shareholders will also transact any other business that is properly presented at the meeting. At this time, we know of no other matters that will be presented.

     The Board UNANIMOUSLY recommends that shareholders vote FOR the election of the directors, the ratification of the appointment of KPMG LLP for the 2010 fiscal year, the proposed amendment to the 2007 Plan and the proposed amendments to our By-laws to change the voting standard for the election of directors in uncontested elections from a plurality standard to a majority standard. The Board UNANIMOUSLY recommends that shareholders vote AGAINST the shareholder proposals described in the accompanying Proxy Statement.

     In accordance with the rules approved by the U.S. Securities and Exchange Commission, we sent a Notice of Internet Availability of Proxy Materials on or about April 15, 2010, and provided access to our proxy materials on the Internet, beginning on April 15, 2010, for the holders of record and beneficial owners of our common stock as of the close of business on the record date.

     Please sign and return your proxy card, vote by telephone or Internet (instructions are on your proxy card), or vote your shares in person, so that your shares will be represented whether or not you plan to attend the 2010 Annual Meeting.

MICHAEL J. O’BRIEN
Secretary

New York, New York
April 15, 2010

OMNICOM GROUP INC.
437 Madison Avenue
New York, New York 10022

PROXY STATEMENT

     The Board of Directors of Omnicom Group Inc., a New York corporation (“Omnicom,” the “Company,” “we,” “us” or “our”), is using this Proxy Statement to solicit proxies for our 2010 Annual Meeting of Shareholders (“2010 Annual Meeting”) on Tuesday, May 25, 2010 at 10:00 a.m. Eastern Daylight Time, at Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, and at any adjournments or postponements of the 2010 Annual Meeting. In accordance with rules promulgated by the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials on the Internet. This Proxy Statement and our 2009 Annual Report to Shareholders are available, beginning April 15, 2010, on our website at http://www.omnicomgroup.com. You may also access our Proxy Statement and our 2009 Annual Report to Shareholders at https://materials.proxyvote.com/681919.

     Holders of our common stock, par value $0.15 per share, as of the close of business on April 5, 2010, will be entitled to vote their shares at the 2010 Annual Meeting. On that date, there were 307,743,778 shares of our common stock outstanding, each of which is entitled to one vote for each matter to be voted on at the 2010 Annual Meeting.

     You can vote your shares:

  by returning the proxy card;

  through the Internet at the website shown on the proxy card or notice of Internet availability of proxy materials;

  by telephone using the toll-free number shown on the proxy card or notice of Internet availability of proxy materials; or

  in person at the 2010 Annual Meeting.

     Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on Monday, May 24, 2010. For shares held in our employee retirement savings plan and/or our employee stock purchase plan, however, votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on Thursday, May 20, 2010. Internet and telephone voting are available 24 hours a day and, if you use one of these methods, you do not need to return a proxy card. If you attend the meeting and vote in person, your vote will supersede any earlier voting instructions.

     You may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the 2010 Annual Meeting. Cameras, recording devices and other electronic devices will not be permitted at the 2010 Annual Meeting.

     If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the 2010 Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of our common stock on April 5, 2010, the record date for voting. Alternatively, in order to vote, you may obtain a proxy from your bank, broker or other nominee and bring the proxy to the 2010 Annual Meeting.

     Additional information about the meeting is included below in this Proxy Statement in the section entitled “Information About Voting and the Meeting.”

CORPORATE GOVERNANCE

Board Composition and Leadership; Stock Ownership Guidelines

     Our Board of Directors currently consists of 12 directors: 10 independent or outside directors, our Chairman of the Board (Bruce Crawford) and our President and Chief Executive Officer (John D. Wren). Each director stands for election annually. Biographical information and information about the Committees on which our directors serve is included below in the section entitled “Items To Be Voted On: Item 1 — Election of Directors.”

     We have maintained a separate Chairman of the Board and CEO since January 1, 1997, and we treat those positions as separate and distinct. The CEO is responsible for the overall execution of the Company’s strategy. The Chairman of the Board provides guidance and mentorship to the CEO, and presides over meetings of the full Board. We believe that this leadership structure enhances the accountability of the CEO to the Board and strengthens the Board’s independence from management.

     Our Chairman of the Board, Bruce Crawford, has tremendous experience both with Omnicom and in advertising. He began his career in advertising in 1956 and, in 1963, he joined BBDO Worldwide. He held a variety of high-level positions at BBDO, including that of President and CEO. He was Omnicom’s President and CEO from 1989 until 1995, when he became Omnicom’s Chairman of the Board and CEO. Upon Mr. Wren’s appointment as President and Chief Executive Officer in 1997, Mr. Crawford resigned from his role as CEO, while remaining Chairman of the Board as well as an executive officer. Our Board has determined that Mr. Crawford’s continued role as Chairman of the Board allows us to further benefit from the depth of Mr. Crawford’s prior experience and helps us preserve our distinctive culture and history.

     Mr. Wren is a member of the Board in addition to being our President and CEO. Separating the roles of CEO and Chairman of the Board allows Mr. Wren to focus his efforts on running our business and managing the Company in the best interests of our stockholders.

     We believe our CEO and our Chairman of the Board have an excellent working relationship that has allowed Mr. Wren to focus on our Company’s challenges. Our Governance Committee oversees the evaluation of the Board and makes recommendations to the Board with respect to the Board’s performance and standards and procedures for review of the Board’s performance. Our Governance Committee is tasked with evaluating and making recommendations to the Board with respect to the functions of our Board committees including their structure, responsibilities, performance and composition.

     Our Board believes that the current Board leadership structure is best for the Company and its stockholders at this time.

     Our outside directors are Alan R. Batkin, Robert Charles Clark, Leonard S. Coleman, Jr., Errol M. Cook, Susan S. Denison, Michael A. Henning, John R. Murphy, John R. Purcell, Linda Johnson Rice and Gary L. Roubos. Our Board has determined that all of our outside directors are “independent” within the meaning of the rules of the New York Stock Exchange, Inc. (“NYSE”), as well as under our Corporate Governance Guidelines. Our Corporate Governance Guidelines are posted on our website at http://www.omnicomgroup.com. In determining that each of our outside directors is independent, the Board of Directors took into consideration the answers to annual questionnaires completed by each of the directors, which covered any transactions with director-affiliated entities. The Board also considered that Omnicom and its subsidiaries occasionally and in the ordinary course of business, sell products and services to, and/or purchase products and services from, entities (including charitable foundations) with which certain directors are affiliated. The Board determined that these transactions were not material to Omnicom or the entity and that none of our directors had a material interest in the transactions with these entities. The Board therefore determined that none of these relationships impaired the independence of any outside director.

     As a matter of policy, the independent non-management directors regularly meet in executive session, without management present. They met six times in 2009. Our Board has appointed Mr. Purcell, the Chairman of our Governance Committee, to preside over executive sessions of the Board.

     The Board encourages stock ownership by directors and senior managers. Directors may elect to receive some or all of their cash director compensation in our common stock. Information about stock ownership by our directors and executive officers is included below in the section entitled “Stock Ownership”, information about stock ownership guidelines for our named executive officers is included below in the section entitled “Executive

Compensation: Compensation Discussion and Analysis”, information about stock ownership guidelines for our directors is included below in the section entitled “Directors’ Compensation for Fiscal 2009.”

Board Operations

     Our Board met six times during 2009. The Board generally conducts specific oversight tasks through Committees so that the Board as a whole can focus on strategic matters and those particular tasks that by law or custom require the attention of the full Board. Our Board has established six standing Committees, functioning in these areas, as explained more fully below:

  audit and financial reporting

  management/compensation

  corporate governance

  finance and acquisitions/divestitures

  attendance to matters requiring consideration between Board meetings qualified legal compliance

     Each of the Committees operates under a written charter recommended by the Governance Committee and approved by the Board. The Board operates pursuant to our Corporate Governance Guidelines. Each Board Committee is authorized to retain its own outside advisors. Our Corporate Governance Guidelines and Committee charters that have been approved by the Board are posted on our website at http://www.omnicomgroup.com.

     Audit Committee: The Audit Committee’s purpose is to assist the Board in carrying out its financial reporting and oversight responsibilities, including oversight of risk as described in “Risk Oversight” below. In this regard, the Audit Committee assists the Board in its oversight of (a) the integrity of our financial statements, (b) compliance with legal and regulatory requirements, (c) the qualifications and independence of our independent auditors, and (d) the performance of our internal audit function and independent auditors. Furthermore, the Audit Committee prepares the report included below in the section entitled “Audit Related Matters: Audit Committee Report.” The Audit Committee also has the power to retain or dismiss our independent auditors and to approve their compensation.

     The members of our Audit Committee are Messrs. Murphy (Committee Chair), Clark, Cook and Henning. The Board has determined that each member of our Audit Committee is “independent” within the meaning of the rules of both the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Board has also determined that each member of our Audit Committee is an “audit committee financial expert,” is “financially literate” and has “accounting or related financial management expertise,” as such qualifications are defined by SEC regulations and the rules of the NYSE, respectively.

     The Audit Committee met 11 times last year.

     Compensation Committee: The Compensation Committee’s purpose is (a) to assist the Board in carrying out its oversight responsibilities relating to compensation matters, including oversight of risk as described in “Risk Oversight” below, (b) to prepare a report on executive compensation for inclusion in our annual Proxy Statement and (c) to administer and approve awards under our equity and other compensation plans. The report of the Compensation Committee is included below in the section entitled “Executive Compensation: Compensation Committee Report.”

     None of our Compensation Committee members is a current or former employee or officer of Omnicom or its subsidiaries. None of the Compensation Committee members has ever had any relationship requiring disclosure by Omnicom under Item 404 of the SEC’s Regulation S-K. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has an executive officer serving as a member of our Board or its Compensation Committee.

     The members of our Compensation Committee are Messrs. Roubos (Committee Chair), Batkin, Coleman and Henning and Mses. Denison and Johnson Rice. The Board has determined that each member of our Compensation Committee is “independent” within the meaning of the rules of the NYSE and a “non-employee director” within the meaning of the regulations of the SEC.

     The Compensation Committee met seven times last year.

     Governance Committee: The Governance Committee’s purpose is to assist the Board in carrying out its oversight responsibilities, including oversight of risk as described in “Risk Oversight” below, relating to (a) the composition of the Board and (b) certain corporate governance matters. As part of its responsibilities, the Committee considers and makes recommendations to the full Board with respect to the following matters:

  director nominees and underlying criteria for election to the Board and its Committees;

  the functions of the Board Committees;

  standards and procedures for review of the Board’s performance;

  our corporate governance policies generally, including with respect to director qualification standards, responsibilities, access to management and independent advisors, compensation, orientation and education, and performance evaluation;

  management succession;

  the Code of Conduct applicable to our directors, officers and employees; and

  the Governance Committee’s performance of its own responsibilities.

     The members of our Governance Committee are Messrs. Purcell (Committee Chair), Clark, Coleman and Cook, and Mses. Denison and Johnson Rice. The Board has determined that each member of our Governance Committee is “independent” within the meaning of the rules of the NYSE.

     The Governance Committee met six times last year.

     Nominations for directors at our 2011 Annual Meeting may be made only by the Board or a Board Committee, or by a shareholder entitled to vote who delivers notice along with the additional information and materials required by our By-laws to our Corporate Secretary not later than 60 days prior to the date set for the 2011 Annual Meeting. Our By-laws provide that in order for a nomination to be considered, the notice must include the information as to such nominee and submitting shareholder that would be required to be included in a proxy statement under the proxy rules of the SEC if such shareholder were to solicit proxies from all shareholders of Omnicom for the election of such nominee as a director and if such solicitation were one to which Rules 14a-3 to 14a-12 under the Securities Exchange Act of 1934, as amended, applied. We also may require any proposed nominee to furnish such other information as may be reasonably required to determine whether the proposed nominee is eligible to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the nominee’s independence or lack thereof. You can obtain a copy of the full text of the By-law provision noted above by writing to our Corporate Secretary at our address listed on the cover of this Proxy Statement, or on our website at http://www.omnicomgroup.com. Our By-laws have also been filed with the SEC.

     The Governance Committee will consider all candidates recommended by our shareholders in accordance with the procedures included in our By-laws and this Proxy Statement. We did not receive any nominee recommendations from shareholders this year. Any future director candidate recommendations made by shareholders that are properly submitted will be considered by the Governance Committee in the same manner as those submitted by the Board or the Governance Committee itself.

     Our Board seeks to ensure that it is composed of individuals not only with substantial experience and judgment but also from diverse backgrounds and experiences. In determining the nominees for the Board, our Governance Committee considers the criteria outlined in our Corporate Governance Guidelines including a nominee’s background and experience in relation to other members of the Board, his or her readiness to commit the time required to discharge Board duties and independence issues. In addition, our Governance Committee considers the composition of the Board as a whole and diversity in its broadest sense, including persons diverse in geography, gender and ethnicity as well as representing diverse viewpoints, age, and professional and life experiences. In considering diversity, director nominees are neither chosen nor excluded solely or largely based on any one factor. The Governance Committee considers a broad spectrum of skills and experience to ensure a strong and effective Board.

     Our Governance Committee oversees the evaluation of the Board and makes recommendations to the Board with respect to the Board’s performance and standards and procedures for review of the Board’s performance. Our Governance Committee is tasked with evaluating and making recommendations to the Board with respect to the functions of our Board Committees including their structure, responsibilities, performance and composition.

     The Governance Committee reviews the composition of the Board at least annually and recommends to the full Board nominees for election. The Governance Committee identifies the skills and experience needed to replace any departing director and may perform research, either itself or by engaging third parties to do so on its behalf, to identify and evaluate director candidates.

     Finance Committee: The Finance Committee’s purpose is to assist the Board in carrying out its oversight responsibilities relating to financial matters affecting Omnicom, including in respect of acquisitions, divestitures and financings and the oversight of risk as described in “Risk Oversight” below.

     The members of our Finance Committee are Messrs. Crawford (Committee Chair), Murphy, Purcell and Roubos.

     The Finance Committee met 10 times last year.

     Executive Committee: The Executive Committee’s purpose is to act on behalf of the Board in the management of the Board’s business and affairs between Board meetings, except as specifically prohibited by applicable law or regulation, or by our charter or By-laws. In practice, the Committee meets only when it is impractical to call a meeting of the full Board.

     The members of our Executive Committee are Messrs. Coleman (Committee Chair), Crawford, Murphy, Purcell and Roubos.

     The Executive Committee met three times last year.

     Qualified Legal Compliance Committee: Our Qualified Legal Compliance Committee (“QLCC”) is comprised of the current members of our Audit Committee. As contemplated by SEC rules on corporate governance, the purpose of the QLCC is to receive, investigate and recommend responses to reports made by attorneys employed or retained by Omnicom or one of its subsidiaries of evidence of any material violation of U.S. federal or state securities law, material breach of fiduciary duty arising under U.S. federal or state law or a similar material violation of any U.S. federal or state law. The QLCC only meets when necessary and did not meet in 2009.

Director Attendance

     Attendance at Board and Committee meetings during 2009 averaged 99% for the directors as a group. Each of our directors attended at least 95% of the meetings of the Board and the Committees of the Board on which they served during 2009. We encourage our directors to attend our annual meetings of shareholders, and in 2009, all of our directors attended the 2009 Annual Meeting of Shareholders.

Risk Oversight

     Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. The principal oversight function of the Board and its Committees includes understanding the material risks the Company confronts and methods to mitigate or manage those risks. The Board focuses on the Company’s general risk management strategy and the most significant risks facing the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and establishing appropriate risk management practices. Our Board reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company.

     Our Board administers its risk oversight function with respect to our operating risk as a whole, and the Board and its Committees meet with management at least quarterly to receive updates with respect to our business operations and strategies, financial results and the monitoring of related risks. The Board also delegates oversight to the Audit, Governance, Compensation and Finance Committees to oversee selected elements of risk:

  Our Audit Committee oversees financial risk exposures, including monitoring the integrity of the financial statements, internal control over financial reporting, and the independence of the independent auditor of the Company. The Audit Committee inquires of management and the accountants about significant risks or exposures and assesses steps management is taking in light of these risks and discusses guidelines and policies governing the process by which management of the Company assesses and manages the Company’s exposure to risk. The Audit Committee receives an assessment report from the Company’s internal auditors on at least an annual basis and more frequently as appropriate. The Audit Committee also assists the Board in fulfilling its oversight responsibility with respect to compliance with legal and regulatory matters related to the Company’s financial statements and meets quarterly with our financial management, independent auditors and legal advisors for updates on risks related to our financial reporting function.

  Our Governance Committee oversees governance-related risks by working with management to establish corporate governance guidelines applicable to the Company, including recommendations regarding director nominees, the determination of director independence, Board leadership structure and membership on Board Committees. The Company’s Governance Committee also oversees risk by working with management to adopt codes of conduct and business ethics designed to encourage the highest standards of business ethics.

  Our Compensation Committee oversees risk management by participating in the creation of compensation structures that create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy.

  Our Finance Committee oversees financial, credit and liquidity risk by overseeing our Treasury function to evaluate elements of financial and credit risk and advise on our financial strategy, capital structure, capital allocation and long-term liquidity needs, and the implementation of risk mitigating strategies.

     The Company’s management is responsible for day-to-day risk management. The CEO, CFO and General Counsel periodically report on the Company’s risk management policies and practices to relevant Board Committees and to the full Board. Our Treasury, Legal, Controllers and Internal Audit functions work with management at the agency level, serving as the primary monitoring and testing function for company-wide policies and procedures, and managing the day-to-day oversight of risk management strategy for the ongoing business of the Company. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports our approach.

Risk Assessment in Compensation Programs

     Consistent with new SEC disclosure requirements, we have assessed the Company’s compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Cook & Co. assisted Omnicom management in reviewing our executive and broad-based compensation and benefits programs on a worldwide basis to determine if the programs’ provisions and operations are likely to create undesired or unintentional risk of a material nature. This risk assessment process included a review of program policies and practices; analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, and the balance of potential risk to potential reward. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout.

     Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and our risk management practices; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Ethical Business Conduct

     We have a Code of Conduct designed to assure that our business is carried out in an honest and ethical way. The Code of Conduct applies to all of our, and our majority-owned subsidiaries’, directors, officers and employees and requires that they avoid conflicts of interest, comply with all laws and other legal requirements and otherwise act with integrity. In addition, we have adopted a Code of Ethics for Senior Financial Officers regarding ethical action and integrity relating to financial matters applicable to our senior financial officers. Our Code of Conduct and Code of Ethics for Senior Financial Officers are available on our website at http://www.omnicomgroup.com, and are also available in print to any shareholder that requests them. We will disclose any future amendments to, or waivers from, certain provisions of these ethical policies and standards for senior financial officers, executive officers and directors on our website within the time period required by the SEC and the NYSE.

     We also have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters, as well as possible violations of our Code of Conduct or Code of Ethics for Senior Financial Officers. The procedures are posted on our website at http://www.omnicomgroup.com and the websites of our various global networks.

Shareholder Communications with Board Members

     Interested parties, including shareholders, may communicate (if they wish on a confidential, anonymous basis) with the outside directors, the Chairs of our Audit, Compensation, Finance, Governance and Executive Committees or any individual director (including the presiding director of the executive sessions of our independent non-management directors) on board-related issues by writing to such director, the Committee Chair or to the outside directors as a group c/o Corporate Secretary at Omnicom Group Inc., 437 Madison Avenue, New York, New York 10022. The envelope should clearly indicate the person or persons to whom the corporate secretary should forward the communication. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

     2009 Executive Summary

  2009 compensation awarded to the individuals included in the Summary Compensation Table for 2009 on page 16, collectively referred to as the “named executive officers”, reflects our ongoing commitment to a pay-for-performance philosophy and a strong belief that an accurate assessment of that performance cannot be tied solely to formulaic financial metrics;

  Our named executive officers on both the client side and the operations side did an outstanding job of guiding their individual agencies through what was arguably the toughest economic period in Omnicom’s history;

  Compensation awarded to our named executive officers is comprised of base salary, annual performance-based awards and long-term incentives, with over 75% of total targeted compensation each year being “at risk”;

  Our 2009 equity-based awards reflect the value we place on longstanding service to the Company and help create incentives for our executives to make a long-term commitment to our success, maximizing shareholder value; and

  Our named executive officers were successful in delivering the highest quality services to their clients while at the same time managing their cost structures.

     Omnicom’s Executive Compensation Program and Philosophy

     Overall Compensation Objectives

     The Compensation Committee is responsible for establishing, implementing and monitoring Omnicom’s executive compensation policies and program. 2009 ushered in one of the most challenging global economic environments in Omnicom’s history. Omnicom’s business goals adapted quickly to the changed business environment, as we focused on managing our cost structures, improving our net debt position and optimizing our capital structure. Accordingly, the Compensation Committee used judgment and discretion to respond to these changing conditions in determining both the amounts and the elements of 2009 compensation. Our executive compensation philosophy and objectives, however, remained the same. The overarching goal of our compensation program is to:

  Attract, motivate and retain talented executives who are a critical component of our long-term success; and

  Ensure that executives’ compensation is aligned with both the short and long-term interests of shareholders.

     We achieve this goal not by relying solely on rigid formulaic financial targets but by remaining flexible enough to take many factors into account and to respond effectively in periods of economic distress. We endeavor to reward each executive in proportion to both our success and the individual performance of such executive, which is measured by looking at factors such as the success of such executive’s individual business unit (referred to as a “network” in this discussion), his contribution to that success, and personal performance factors described in greater detail below. We do not utilize a standard compensation formula that can be applied to all of our executives and while we take into consideration market trends and competitive considerations, we do not attempt to maintain a certain target percentile within a peer group or otherwise rely on specific data points to determine executive compensation.

     The Compensation Committee believes compensation should be structured to ensure that a significant portion is performance driven. Accordingly, Omnicom provides a base salary to the named executive officers included in the Summary Compensation Table for 2009 on page 16, but the incentive-based component of their compensation has the potential to be significantly larger than the base salary. There is no guaranteed minimum performance-based award.

     Each year, the Compensation Committee recommends to the Board, and the full Board provides input on and approves, the President and Chief Executive Officer’s compensation, including equity compensation and bonuses. The Compensation Committee also annually reviews and approves the compensation of the Chief Financial Officer and the other named executive officers of Omnicom. To aid the Compensation Committee in making its compensation determinations, the Chief Executive Officer annually reviews the performance of each other named executive officer by evaluating the performance factors described in this Compensation Discussion and Analysis and presents his conclusions and recommendations to the Compensation Committee. The Compensation Committee considers the Chief Executive Officer’s recommendations, but ultimately exercises its own discretion. With respect to 2009 compensation, the Compensation Committee did not deviate materially from our Chief Executive Officer’s recommendations.

     Determination of Compensation Awards and Competitive Considerations

     Periodically, the Compensation Committee directly retains the services of Frederic W. Cook & Co. (“Cook & Co.”), an independent third-party compensation consulting firm, for input on a range of external market factors, including evolving compensation trends, and market-standard compensation levels and elements. Cook & Co. only provides compensation consulting services to the Compensation Committee, and works with Omnicom’s management only on matters for which the Compensation Committee is responsible. Moreover, Cook & Co. does not perform any other services for the Company other than in connection with its work for the Committee.

     Though Cook & Co. provides general observations on the Company’s compensation programs, it does not determine or recommend the amount or form of compensation for the named executive officers and no such observations had a material impact on the Committee’s determination of the levels and elements of our executives’ compensation in 2009.

      Elements of Compensation

     Omnicom’s practices with respect to the three key compensation components of base salary, annual performance-based awards and long-term stock-based compensation, as well as other elements of compensation, are described below and are followed by a discussion of the specific factors considered in determining various components of fiscal year 2009 compensation for the named executive officers. In determining the optimal compensation packages for each named executive officer, the Compensation Committee considers the general economic environment, the Company’s objectives for the year, the named executive officers’ role with respect to those objectives and the elements of the total compensation mix as they relate to both long and short-term performance. The Compensation Committee believes that our executive compensation program does not promote unreasonableness in risk-taking behavior. The balance of short and long-term incentives and our share ownership guidelines reward sustained performance that is aligned with maximizing shareholder value.

     Base Salary

     Purpose and Considerations. The objective of base salary is to provide a portion of compensation to the named executive officer that is not “at risk” like incentive bonuses or equity awards. The Compensation Committee endeavors to offer base salaries that are competitive with similarly positioned executives at companies of comparable size and profitability and that reflect the executive officer’s level of responsibility and value to Omnicom. The base salaries for the named executive officers are determined by the Compensation Committee and, in the case of the President and Chief Executive Officer, approved by the full Board.

     Adjustments in base salary for named executive officers are discretionary and are generally considered no more frequently than every 24 months. Omnicom determines base salary adjustments based upon market conditions and, when appropriate, the performance of the named executive officers as assessed by the Compensation Committee and the Chief Executive Officer. No formulaic base salary adjustments are provided to the named executive officers.

     Fiscal Year 2009 Decisions. Based on our Chief Executive Officer and the Compensation Committee’s general knowledge of base salaries paid to similarly positioned executives at companies of comparable size and profitability and the global recession in 2009, the Compensation Committee decided not to adjust the base salaries of any of the named executive officers in 2009.

      Annual Performance-Based Compensation Awards

     Purpose. A key component of our executive compensation program is an annual performance-based bonus awarded pursuant to Omnicom’s Senior Management Incentive Plan (the “Incentive Bonus Plan”). Under the Incentive Bonus Plan, eligible executive officers may, subject to Compensation Committee oversight and discretion (or in the case of the President and Chief Executive Officer, subject to Board input and ratification), receive annual performance-based bonuses. It is Omnicom’s philosophy that its named executive officers should be rewarded based upon Omnicom’s overall performance as well as each executive’s individual performance, which, with respect to Messrs. Harrison, Robertson and Simm, collectively referred to in this analysis as “network named executive officers,” includes network performance as well.

     Considerations. In the first quarter of 2009, the named executive officers were assigned target bonus levels, which would be paid based upon Omnicom’s and the named executive officer’s level of achievement with respect to the performance criteria set forth below. The Compensation Committee did not establish specific performance targets with respect to any of the performance criteria described below, but rather intended to use such criteria as guidelines in determining the amounts of the cash bonuses to be paid to the named executive officers for performance in 2009. The material considerations set forth in the beginning of 2009 for awarding bonuses under the Incentive Bonus Plan were as follows:

(1)	Participants. Prior to the beginning of the fiscal year, the Compensation Committee designated the officers who participated in the Incentive Bonus Plan for that fiscal year.

(2)

Omnicom performance criteria. In the first quarter of 2009, the Compensation Committee, with the assistance of Omnicom’s President and Chief Executive Officer, identified financial criteria that it intended to use to assess Omnicom’s performance. Those criteria were:

  earnings per share, fully diluted before special charges, extraordinary items and the effect of any changes in accounting principles;

  earnings before interest and taxes; and

  revenue.

(3)

Network and personal performance measures. The Compensation Committee, with the assistance of Omnicom’s President and Chief Executive Officer, also designated certain criteria it considered in order to measure personal performance, including with respect to each network named executive officer, the performance of his network. The Compensation Committee did not assign weight to any single performance measure. Rather, the criteria were established to serve as general guidelines for the Compensation Committee’s determination of actual awards. The Compensation Committee considered:

  advancement of strategic initiatives;

  recruitment of key talent;

  advancement of diversity initiatives;

  retention of key talent;

  retention of clients and business;

  new client/business development;

  quality of work product; and

  honors and awards.

The use of the personal performance criteria set forth above was meant to allow the Compensation Committee to consider additional accomplishments, besides financial performance, in determining each named executive officer’s bonus. In addition, the Compensation Committee did not establish any specific financial performance targets with respect to each network, though in determining bonuses paid to network named executive officers, the Compensation Committee intended to give significant weight to each network’s overall performance.

(4)

Bonus Level Range. The Compensation Committee established a range of bonus amounts for each of the named executive officers, including maximum bonus awards, which are shown below in the “Grant of Plan-Based Awards in 2009” table. The range established by the Compensation Committee for Omnicom’s named executive officers is not uniform and reflects differences in the immediate challenges facing each named executive officer.

     Discretion. Although each named executive officer is eligible to receive an award pursuant to the Incentive Bonus Plan if his achievements so merit, the granting of a bonus to any named executive officer is entirely at the discretion of the Compensation Committee.

(1)

Negative discretion. The Compensation Committee may choose not to award a bonus to a named executive officer or to award a bonus that is not commensurate with the achievement of an executive’s objectives, in each case in light of all factors deemed relevant by the Compensation Committee, including general economic conditions.

(2)

Accounting principle changes/extraordinary events. To the extent achievement of the performance criteria described above may be impacted by changes in accounting principles and extraordinary, unusual or infrequently occurring events reported in Omnicom’s public filings, the Compensation Committee exercises its judgment whether to reflect or exclude their impact.

     Fiscal Year 2009 Decisions. In determining 2009 bonuses, the Compensation Committee remained committed to its pay-for-performance philosophy. Consistent with the approach intended at the beginning of 2009, the Compensation Committee did not make final decisions based on any preset financial formulas. However, the Compensation Committee deviated from the criteria set forth above to focus on three primary factors, which were of paramount importance to Omnicom’s long-term financial position, because the Compensation Committee viewed these factors as better measures of our named executive officers’ performance in 2009 in light of the challenging environment that we faced in 2009:

(1)	management of cost structures;

(2)	improving our net debt position and capital structure to be in a position to best deploy our capital and grow our business in 2010 and beyond; and

(3)	delivering the highest quality services to our clients.

     Our cash management and cash position were critical for 2009 performance. As a result, our senior executives focused on improving our net debt position and improving our capital structure. Omnicom instituted a company-wide strategy to address the overall credit and liquidity conditions of the global economic downturn in 2009, the implementation of which allowed Omnicom to finish the year in a strong cash position, with a net debt position $1.3 billion less than at the end of 2008. From the second half of 2008 through 2009, the Company’s focus on cash flow, cash position, and cash liquidity resulted in a substantial increase in our 2009 Cash Provided by Operating Activities, as compared to 2008.

     Given the severity of the recession, our executive officers, including named executive officers, did an outstanding job of guiding their individual agencies through the difficulties they faced. With careful management, they put Omnicom into a strong position to deploy our capital and grow our business for the benefit of our shareholders. In addition to meeting the challenge of managing cash flow and liquidity, our named executive officers were tasked with meeting the needs of their clients while effectively managing their cost structures over the past year. Most importantly, through each challenge our executives were successful in delivering the highest quality services to their clients.

     The Compensation Committee also took into consideration that in 2008, when Omnicom’s revenue, operating profit and net income were the highest in Omnicom’s history, Omnicom’s senior executives were paid a vastly reduced bonus (25% of 2007) in order to ensure that lower-level Omnicom employees were rewarded for excellent performance. In light of this year’s strong performance, the Compensation Committee decided on the bonuses reflected in the Summary Compensation Table, which range between approximately 70-85% of the bonus the executive received in 2007.

     As discussed further below under “Long-Term Incentive Compensation”, 80% of each of Messrs. Harrison and Robertson’s incentive award was paid in cash and 20% was granted on March 29, 2010 in the form of restricted stock units that vest over five years with 20% vesting on each anniversary of the grant date. 57.5% of Mr. Simm’s bonus was paid in cash and 42.5% was granted on March 29, 2010 in the form of restricted stock units that vest over five years with 20% vesting on each anniversary of the grant date.

     Long-Term Incentive Compensation

     Purpose. We believe that an equity ownership stake in Omnicom is important to link a named executive officer’s compensation to the performance of Omnicom’s stock and shareholder gains. Grants of restricted stock or restricted stock units and stock options that vest over a multi-year period serve to align the interests of the shareholders with those of the named executive officers by incentivizing the named executive officers toward the creation and preservation of long-term shareholder value. In addition, equity awards are a key component in helping Omnicom retain its executive talent. This retention tool is of critical importance in maintaining leadership in a distressed economy.

     Executive Stock Ownership Guidelines. We have adopted Executive Stock Ownership Guidelines that require the named executive officers to hold shares of Omnicom common stock with a value equal to the specified multiples of base salary indicated below. These guidelines ensure that executives in the positions listed below build and maintain a long-term ownership stake in Omnicom’s stock that will align their financial interests with the interests of the Company’s shareholders. For the named executive officers the guidelines are as follows:

Position of Executive Officer	Ownership Target Multiple of Salary
President and Chief Executive Officer of Omnicom	6 x Annual Base Salary
Chief Financial Officer of Omnicom	3 x Annual Base Salary
Chief Executive Officer of Diversified Agency Services	3 x Annual Base Salary
Chief Executive Officer of BBDO Worldwide	3 x Annual Base Salary
Chief Executive Officer of Omnicom Media Group	3 x Annual Base Salary

     The guidelines were adopted in the first quarter of 2010 and the executives have five years from the date of the adoption of these guidelines or from the date of their appointment as an executive officer, whichever is later, to attain the ownership levels. For purposes of these guidelines, the value of an executive’s stock ownership includes all shares of the Company’s common stock owned by the executive outright (inclusive of unvested equity awards such as restricted shares and restricted stock units) or held in trust for the executive and his or her immediate family, plus the executive’s vested deferred stock and allocated shares of the Company’s common stock in employee plans.

     Mix of cash payments and equity awards. We do not adhere to rigid apportionment goals in arriving at the mix between equity incentive awards and cash payments to our named executive officers. Instead, we use equity awards as another tool in seeking to incentivize and retain our executives. Omnicom’s long-term incentive compensation program has historically included a mix of restricted stock or restricted stock units and stock option awards.

     Restricted Stock and Restricted Stock Units. In the past several years, the Compensation Committee has awarded restricted stock, or restricted stock units with similar attributes, annually to a relatively broad group of key executives based upon the executive’s level of responsibility and the Committee’s judgment of the executive’s current and expected future contributions to Omnicom’s performance. In general, the Compensation Committee assesses an executive’s performance by evaluating his or her contribution to Omnicom and the network applicable to such executive. Restricted stock or restricted stock unit awards typically vest over a period of five years, with 20% vesting each year. The award is subject to forfeiture if a participant’s employment is terminated for certain reasons before the shares become vested. During the award cycle and prior to vesting, participants receive dividends or dividend equivalents and, solely with respect to restricted stock, have the right to vote all of the awarded shares.

     Stock Options. Stock options are granted with an exercise price no less than the closing price of Omnicom’s stock on the day of grant. Stock options granted in 2009 are scheduled to vest over a period of three years and expire after 10 years.

     Compensation Forfeiture/Clawback Policy. Omnicom has a forfeiture policy relating to equity awards. Under these forfeiture provisions, employees that violate certain restrictive covenants, such as non-competition, non-solicitation, and confidentiality covenants, will forfeit any outstanding awards as of the date such violation is discovered, whether vested or unvested, and must return any gains realized from the sale or transfer of Omnicom common stock acquired through the award.

     Fiscal Year 2009 Decisions. Omnicom’s paramount concern is the retention of our senior executive talent in order to ensure that Omnicom is managed in the most effective possible manner through these still-challenging times. In addition, we want to provide incentives for executives to make long-term career commitments to the Company, and discourage short-term risk taking. We value longstanding service to the Company because we believe that our investors benefit from talented managers who are intimately familiar with our clients and business strategy. After considering the vesting and other retention features associated with the various types of equity awards described above and evaluating the total compensation packages and stock holdings of each named executive officer, each named executive officer received an award of stock options as disclosed below in both the Summary Compensation Table and the Grant of Plan Based Awards Table.

     Equity Compensation Policies. Omnicom has adopted a policy regarding grants of equity awards, which provides, among other things, that grants of equity awards to non-employee members of the Board shall be approved by the full Board and any other grants must be approved by the Compensation Committee. With limited exception, the grant date of any equity award will be the date of the Board or Committee meeting at which the award is approved and the exercise price, if applicable, will be no less than the closing price of Omnicom’s common stock on such date. No equity awards are to be granted during black-out trading periods, and no changes will be made to previously granted awards without appropriate approval.

     Compensation Recovery Policy

     On March 29, 2010, our Board adopted an Executive Compensation Clawback Policy covering compensation paid with respect to any period beginning on or after January 1, 2010 to certain of our officers, including our named executive officers. Under this policy, in the event of a material restatement of our financial statements that is caused by a fraudulent or intentionally illegal act of one of our officers, the non-management members of the Executive Committee of our board (the “Clawback Committee”) will review the annual performance-based cash bonus paid and any performance-based equity awards granted to such officer with respect to the period covered by the restatement. If the Clawback Committee determines that the amount of such awards would have been lower had they been determined based on such restated financial statements, it may seek to recover the after-tax portion of the difference, including, with respect to equity awards, any gain realized on the sale of any such shares.

     Deferred Compensation

     Deferred Restricted Stock and Restricted Stock Unit Plans. Omnicom’s named executive officers are eligible to defer, at their election, some or all of the shares of restricted stock and restricted stock units that otherwise would have vested. The shares or units may be deferred until either a date selected by the executive officer or until termination of employment. Omnicom pays participants an amount equal to the cash dividends that would have been paid on the shares or units in the absence of a deferral election, subject to the participant’s employment with Omnicom on the record date of such dividends. As reflected in the Nonqualified Deferred Compensation Table on page 19 below, under Omnicom’s Restricted Stock Deferred Compensation Plan Messrs. Harrison and Weisenburger elected in prior years to defer restricted stock that would have vested in 2009.

     SERCR Plan and Executive Salary Continuation Plan Agreements

     Omnicom has entered into Award Agreements with Messrs. Wren, Weisenburger, and Robertson pursuant to the Senior Executive Restrictive Covenant and Retention Plan, which was adopted in December 2006 (the “SERCR Plan”) and Executive Salary Continuation Plan Agreements with Messrs. Harrison and Simm. These arrangements are discussed in greater detail in the section below entitled “Potential Payments Upon Termination of Employment or Change in Control.”

     Participation in the SERCR Plan was determined to be offered to participating named executive officers by the Compensation Committee based on the value of the benefit provided to Omnicom through the restrictive covenants contained in the SERCR Plan, as a retention mechanism to seek to secure the services of the participating named executive officers by providing post-employment benefits, subject to a minimum period of employment and based on the Compensation Committee’s analysis of the future financial impact of various termination payout scenarios on each of these recipients and on Omnicom. In making the decision to extend these benefits, the Compensation Committee relied on the advice of its independent compensation consultant, Cook & Co. that the program is representative of market practice, both in terms of design and cost. Amounts payable to Messrs. Harrison and Simm under the Executive Salary Continuation Plan Agreements are based on past company practice and are in consideration for the covenants to consult and not to compete during the service period of the agreement. The Compensation Committee believes that these benefits are essential in helping Omnicom fulfill its objectives of attracting and retaining key executive talent.

     Benefits and Perquisites

     Benefits and perquisites are determined by Omnicom with respect to Messrs. Wren and Weisenburger and by the individual network that employs each network named executive officer. The Compensation Committee believes that Omnicom and each network is in a better position to determine the mix of benefits and perquisites that should be offered to its executives since they should reflect the business needs and realities confronting Omnicom and each network.

     Retirement Savings Plan. Each of Omnicom, BBDO Worldwide and Omnicom Media Group is a participating employer in the Omnicom Group Retirement Savings Plan, which is a tax-qualified defined contribution plan. All employees who meet the Plan’s eligibility requirements may elect to participate in the 401(k) feature of the Plan and may also receive a company matching and/or profit sharing contribution based on the Plan’s provisions and the discretion of Omnicom and each participating employer.

     Omnicom and BBDO Worldwide make discretionary profit-sharing contributions after the end of the Plan year. The amount contributed is a percentage of eligible compensation, up to the limitations imposed by the Internal Revenue Code. BBDO Worldwide makes discretionary 401(k) matching contributions after the end of the Plan year.

     Insurance. Omnicom, BBDO Worldwide and Omnicom Media Group pay employer premiums for life insurance for the named executive officer(s) employed by such network. Omnicom also pays for disability insurance for Mr. Harrison.

     Other perquisites. We procure aircraft usage from an unrelated third-party vendor. In some instances, Omnicom makes available to the named executive officers personal use of corporate aircraft hours. The dollar amount reported in the Summary Compensation Table for personal use of aircraft hours reflects the aggregate incremental cost to Omnicom, based on payments we make which are equal to the vendor’s hourly charge for such use and landing fees, minus the amount Omnicom is reimbursed by the executive for his use of the aircraft. Each executive reimburses Omnicom for at least the amount calculated based on the Standard Industry Fare Level (SIFL) tables prescribed under IRS regulations promptly after the cost of the flight is incurred. Additional perquisites and benefits are set forth in the notes to the Summary Compensation Table on page 16.

      Accounting and Tax Considerations

     IRC Section 162(m)

     Section 162(m) limits the tax deduction for compensation in excess of $1 million paid in any one year to its Chief Executive Officer and certain other executive officers unless the compensation is “qualified performance-based compensation.” Payments of bonuses will constitute “qualified performance-based compensation” under the provisions of Section 162(m) if payable on account of the attainment of one or more pre-established, objective performance goals and if certain requirements are met. Omnicom’s Incentive Bonus Plan and 2007 Incentive Award Plan (our “2007 Plan”) were each approved by its shareholders pursuant to the requirements of Section 162(m) and Omnicom typically intends for awards earned under these plans to qualify for tax deduction. However, the Compensation Committee reserves the right to pay Omnicom’s employees, including participants in the Incentive Bonus Plan, other amounts which may or may not be deductible under Section 162(m) or other provisions of the Internal Revenue Code.

     The Compensation Committee considers the anticipated tax treatment to Omnicom in its review and establishment of compensation programs and awards. The Compensation Committee intends to continue to consider the deductibility of compensation as a factor in assessing whether a particular arrangement is appropriate given the goals of maintaining a competitive executive compensation system generally, motivating executives to achieve corporate performance objectives and increasing shareholder value.

     Accounting for Share-Based Compensation

     Omnicom accounts for share-based compensation including its restricted stock, restricted stock units and stock option awards in accordance with Financial Accounting Standards Board Codification Topic 718 (“FASB ASC Topic 718”), Compensation — Stock Compensation.

Compensation Committee Report

     The Compensation Committee, which is comprised solely of independent members of the Board, has reviewed the “Compensation Discussion and Analysis” and discussed the analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in Omnicom’s 2009 Annual Report on Form 10-K filed with the SEC on February 19, 2010 (the “2009 10-K”).

Members of the Compensation Committee
Gary L. Roubos, Chairman
Alan R. Batkin
Leonard S. Coleman, Jr.
Susan S. Denison
Michael A. Henning
Linda Johnson Rice

Summary Compensation Table for 2009

Name and Principal Position of Executive	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
John D. Wren	2009	$1,000,000	—	$1,755,000	$5,000,000	$129,598	$7,884,598
President and Chief	2008	$1,000,000	—	$3,780,000	$1,750,000	$196,241	$6,726,241
Executive Officer of	2007	$1,000,000	—	—	$7,000,000	$410,652	$8,410,652
Omnicom
Randall J. Weisenburger	2009	$ 975,000	—	$ 877,500	$3,700,000	$ 96,376	$5,648,876
Executive Vice	2008	$ 975,000	—	$1,890,000	$1,325,000	$194,120	$4,384,120
President and Chief	2007	$ 975,000	—	—	$5,300,000	$243,388	$6,518,388
Financial Officer of
Omnicom
Thomas L. Harrison	2009	$ 900,000	—	$ 877,500	$2,500,000	$116,752	$4,394,252
Chairman and Chief	2008	$ 900,000	$ 179,520	$1,890,000	$ 750,000	$118,048	$3,837,568
Executive Officer of	2007	$ 900,000	$1,280,875	—	$3,000,000	$ 56,273	$5,237,148
Diversified Agency
Services
Andrew Robertson	2009	$ 900,000	—	$ 877,500	$2,500,000	$ 69,043	$4,346,543
President and Chief	2008	$ 900,000	—	$1,890,000	$ 750,000	$ 76,419	$3,616,419
Executive Officer of	2007	$ 900,000	—	—	$2,900,000	$126,578	$3,926,578
BBDO Worldwide
Daryl Simm	2009	$ 875,000	—	$2,632,500	$2,000,000	$ 39,459	$5,546,959
Chairman and Chief	2008	$ 875,000	$ 178,920	—	$ 750,000	$ 27,932	$1,831,852
Executive Officer of	2007	$ 850,000	$ 204,940	—	$1,400,000	$ 12,865	$2,467,805
Omnicom Media Group

(1)

This column shows the aggregate grant date fair value of the restricted stock and restricted stock units, as appropriate, computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used to calculate the fair value of stock awards, refer to note 10 to the consolidated financial statements contained in the 2009 10-K.

(2)

This column shows the aggregate grant date fair value of the stock options granted, computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used to calculate the fair value of option awards, refer to note 10 to the consolidated financial statements contained in the 2009 10-K.

(3)

All amounts reported are amounts paid pursuant to Omnicom’s Incentive Bonus Plan for 2009 performance. 80% of each of Messrs. Harrison and Robertson’s incentive award was paid in cash and 20% was granted on March 29, 2010 in the form of restricted stock units that vest over five years with 20% vesting on each anniversary of the grant date. 57.5% of Mr. Simm’s bonus was paid in cash and 42.5% was granted on March 29, 2010 in the form of restricted stock units that vest over five years with 20% vesting on each anniversary of the grant date.

(4)

All Other Compensation consists of each of the following:

  Perquisites and other personal benefits where the total value of all perquisites and personal benefits for a named executive officer exceeds $10,000 per year. Perquisites and other personal benefits are valued based on the aggregate incremental cost to Omnicom and its subsidiaries.

  The total perquisites and other personal benefits include: for Mr. Wren, personal use of aircraft hours ($105,364), an auto allowance and a medical allowance; for Mr. Weisenburger, personal use of aircraft hours ($77,125), an auto allowance and a health club membership; for Mr. Harrison, employer premium payments for health and disability insurance ($66,627); for Mr. Robertson, an auto allowance ($25,447), club membership, personal financial planning services and entertainment expenses; and for Mr. Simm, a car lease ($22,302), an auto allowance and parking.

  Employer contributions to one or more retirement savings plans for Mr. Wren ($7,350), Mr. Weisenburger ($7,350), Mr. Harrison ($7,350), and Mr. Robertson ($22,050).

  Employer premium payments for life insurance for Mr. Wren ($3,764), Mr. Weisenburger ($2,181), Mr. Harrison ($42,775), Mr. Robertson ($15,638) and Mr. Simm.

Grants of Plan-Based Awards in 2009

     The below table provides information about equity and non-equity awards granted to the named executive officers in 2009.

					All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
Name of Executive	Grant Date	Threshold ($)	Target ($)(2)	Maximum ($)
John Wren		$0	$5,000,000	$10,000,000			—
	3/31/09				500,000	$23.40	$1,755,000
Randall Weisenburger		$0	$4,000,000	$ 8,000,000			—
	3/31/09				250,000	$23.40	$ 877,500
Thomas Harrison		$0	$2,500,000	$ 5,000,000			—
	3/31/09				250,000	$23.40	$ 877,500
Andrew Robertson		$0	$2,500,000	$ 5,000,000			—
	3/31/09				250,000	$23.40	$ 877,500
Daryl Simm		$0	$2,500,000	$ 5,000,000			—
	3/31/09				750,000	$23.40	$2,632,500

(1)

These columns show the potential value of the payout for each named executive officer under the Incentive Bonus Plan for the threshold, target and maximum goals in connection with the 2009 performance measures. The potential payouts were performance-driven and therefore entirely at risk. The business measurements and performance criteria for determining the payout are described in the section entitled “Compensation Discussion and Analysis for 2009” on page 8. Awards paid for performance in 2009 are reflected in the Summary Compensation Table for 2009 on page 16. 80% of each of Messrs. Harrison and Robertson’s incentive award was paid in cash and 20% was granted on March 29, 2010 in the form of restricted stock units that vest over five years with 20% vesting on each anniversary of the grant date.

57.5% of Mr. Simm’s bonus was paid in cash and 42.5% was granted on March 29, 2010 in the form of restricted stock units that vest over five years with 20% vesting on each anniversary of the grant date.

(2)	Specific target amounts are not established for our named executive officers under the Incentive Bonus Plan. Amounts shown in this column reflect one-half of the maximum award amounts.

(3)

This column shows the number of stock options granted in 2009 to the named executive officers under our 2007 Plan. Thirty percent of the stock options are scheduled to vest on the first two anniversaries of the grant date and forty percent of the stock options are scheduled to vest on the third anniversary of the grant date. The per share exercise price of each stock option equals the closing price of our common stock on the grant date.

(4)	This column shows the grant date fair value of the restricted stock units and stock options, as appropriate, under FASB ASC Topic 718.

Outstanding Equity Awards at 2009 Year-End

     The following table provides information on the holdings of stock options and stock awards by the named executive officers as of December 31, 2009. For additional information about the options awards and stock awards, see the description of equity incentive compensation in the section entitled “Compensation Discussion and Analysis for 2009” on page 8.

	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/shr)	Option Expiration Date	Stock Awards
Name of Executive						Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
John Wren	4,000,000	—	—	$39.7500	4/04/2011	—	—
	300,000	700,000	—	$25.4800	12/29/2018	—	—
	—	500,000	—	$23.4000	3/31/2019	—	—

Randall Weisenburger	400,000	—	—	$39.1563	3/08/2010	—	—
	800,000	—	—	$43.5800	2/02/2011	—	—
	1,500,000	—	—	$31.1750	10/02/2011	—	—
	150,000	350,000	—	$25.4800	12/29/2018	—	—
		250,000	—	$23.4000	3/31/2019	—	—

Thomas Harrison	250,000	—	—	$39.1563	3/08/2010	—	—
	400,000	—	—	$43.5800	2/02/2011	—	—
	500,000	—	—	$31.1750	10/02/2011	—	—
	150,000	—	—	$46.7725	4/12/2012	—	—
	150,000	350,000	—	$25.4800	12/29/2018	—	—
		250,000	—	$23.4000	3/31/2019	—	—
						25,400	$994,410

Andrew Robertson	80,000	—	—	$42.1500	8/14/2011	—	—
	340,000	—	—	$31.1750	10/02/2011	—	—
	150,000	350,000	—	$25.4800	12/29/2018	—	—
		250,000	—	$23.4000	3/31/2019	—	—
						—	—

Daryl Simm	33,334	—	—	$31.1750	10/02/2011	—	—
	80,000	—	—	$46.7725	4/12/2012	—	—
		750,000	—	$23.4000	3/31/2019	—	—
						7,600	$297,540

(1)	The vesting dates of the options disclosed in this column are as follows:

  Mr. Wren: 300,000 options are scheduled to vest on December 29, 2010 and 400,000 are scheduled to vest on December 29, 2011. 150,000 options are scheduled to vest March 31 of 2010 and 2011 and 200,000 are scheduled to vest on March 31, 2012.

  Mr. Weisenburger: 150,000 options are scheduled to vest on December 29, 2010 and 200,000 are scheduled to vest on December 29, 2011. 75,000 are scheduled to vest March 31 of 2010 and 2011 and 100,000 are scheduled to vest on March 31, 2012.

  Mr. Harrison: 150,000 options are scheduled to vest on December 29, 2010 and 200,000 are scheduled to vest on December 29, 2011. 75,000 options are scheduled to vest March 31 of 2010 and 2011 and 100,000 are scheduled to vest on March 31, 2012.

  Mr. Robertson: 150,000 options are scheduled to vest on December 29, 2010 and 200,000 are scheduled to vest on December 29, 2011. 75,000 options are scheduled to vest March 31 of 2010 and 2011 and 100,000 are scheduled to vest on March 31, 2012.

  Mr. Simm: 225,000 options are scheduled to vest on March 31, 2010 and 2011 and 300,000 options are scheduled to vest March 31, 2012.

(2)	The vesting dates of shares of restricted stock and restricted stock units disclosed in this column are as follows:

  Mr. Harrison: 3,600 shares are scheduled to vest on May 4 of each of 2010 and 2011; 5,000 shares are scheduled to vest on March 27 of each of 2010, 2011 and 2012; and 800 restricted stock units are scheduled to vest on each of June 30, 2010, 2011, 2012 and 2013.

  Mr. Simm: 1,000 shares are scheduled to vest on May 4 of each of 2010 and 2011; 800 shares are scheduled to vest on March 27 of each of 2010, 2011 and 2012; and 800 shares are scheduled to vest on each of June 30 or 2010, 2011, 2012 and 2013.

(3)	The market value of stock awards was determined by multiplying the number of unvested shares by $39.15, the closing price of Omnicom common stock on December 31, 2009.

Option Exercises and Stock Vested in 2009

     The following table provides information for the named executive officers on (a) stock option exercises during 2009, including the number of shares acquired upon exercise and the value realized, and (b) the number of shares acquired upon the vesting of stock awards in the form of restricted stock and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Option Award		Stock Awards
Name of Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John Wren	—	—	—	—
Randall Weisenburger	—	—	6,000	$141,660	(2)
Thomas Harrison	—	—	11,400	$307,510	(2)
Andrew Robertson	—	—	3,000	$ 70,830
Daryl Simm	—	—	4,600	$123,724

(1)	The reported dollar values are calculated by multiplying the number of shares subject to vesting by the closing price of Omnicom common stock on the vesting date.

(2)	These amounts were deferred pursuant to Omnicom’s Restricted Stock Deferred Compensation Plan, and are also reflected in the Nonqualified Deferred Compensation in 2009 table below.

Nonqualified Deferred Compensation in 2009

     Certain of Omnicom’s employees are eligible to defer some or all of the shares of their restricted stock and restricted stock units that may vest in a given year and some or all of the cash component of the annual incentive bonus awarded. For additional information about the deferral plans pursuant to which these elections may be made, see the description of deferred compensation in the section entitled “Compensation Discussion and Analysis for 2009” on page 8.

     None of the named executive officers has deferred any cash component of their annual incentive bonus. The table below provides information on the non-qualified deferred compensation of the named executive officers in 2009, which consisted only of the deferral of shares of restricted stock under Omnicom’s Restricted Stock Deferred Compensation Plan. No withdrawals were made in 2009.

Name of Executive	Executive Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Balance at Last FYE ($)
John Wren	—	$ 364,754	$5,371,605
Randall Weisenburger	$141,660	$1,738,288	$5,395,700
Thomas Harrison	$307,510	$1,700,194	$5,340,400
Andrew Robertson	—	—	—
Daryl Simm	—	—	—

(1)

Reflects contributions by Messrs. Weisenburger and Harrison in the Omnicom Restricted Stock Deferred Compensation Plan. The reported dollar values are calculated by multiplying the number of shares vested in 2009 by the closing price of Omnicom common stock on the vesting date. Disclosure with respect to the vesting of these stock awards can be found in the Option Exercises and Stock Vested in 2009 table above.

(2)

Reflects earnings on deferred restricted stock. The earnings on deferred restricted stock awards do not include any company or executive contributions, and are calculated based on the total number of deferred shares in the account as of December 31, 2009 multiplied by the Omnicom closing stock price as of December 31, 2009, less (a) the total number of deferred shares in the account as of December 31, 2008 multiplied by the Omnicom closing stock price as of December 31, 2008 and (b) the total number of shares deferred in 2009 multiplied by the Omnicom closing stock price as of the deferral date. No portion of these earnings was above-market.

Potential Payments Upon Termination of Employment or Change in Control

     Each named executive officer participates in our Incentive Bonus Plan; Messrs. Wren, Weisenburger and Robertson participate in our SERCR Plan; and Messrs. Harrison and Simm have entered into Executive Salary Continuation Plan Agreements with Omnicom. As further described below, participants in our Incentive Bonus Plan are not entitled to payment due to termination of employment or change in control, participants in the

SERCR Plan are entitled to payments upon termination of employment under certain circumstances and the Executive Salary Continuation Plan Agreement provides for payment upon termination of employment under certain circumstances. In addition, each of our named executive officers hold stock options and/or stock awards, which are subject to accelerated vesting upon termination of employment under certain circumstances or upon a change in control. Except for these three arrangements, none of the named executive officers have entered into any plans, arrangements or agreements with Omnicom providing for payments upon termination of employment or change in control of Omnicom, other than payments generally available to all salaried employees that do not discriminate in scope, terms or operation in favor of the executive officers of Omnicom.

      The SERCR Plan

     Omnicom adopted the SERCR Plan in 2006, and the Compensation Committee selected Messrs. Wren, Weisenburger and Robertson to participate and enter into Award Agreements with Omnicom. The SERCR Plan is unique in its structure and objectives. It is a multi-faceted device that provides security to Omnicom through the restrictive covenants described below while delivering a valuable benefit to executives in the form of post-termination compensation. The SERCR Plan mitigates the need to provide severance benefits to participating executives as the program provides a guaranteed stream of income following termination provided the executive fully complies with his obligations.

      Restrictive Covenants and Consulting Obligation

     In consideration for annual benefits from Omnicom, participants in the SERCR Plan are subject to restrictions on competition, solicitation, disparagement, and other willful actions materially harming Omnicom, from the date of termination of employment through the end of the calendar year in which they receive their last annual benefits payment. In addition, prior to age 55, upon 30 days’ written notice from Omnicom, the named executive officers agree to serve as advisors or consultants to Omnicom during the retention payment period, subject to certain limitations.

      Annual Benefits

     The SERCR Plan provides annual benefits to participating executives upon their termination of employment after they render seven years of service to Omnicom or its subsidiaries, unless termination is for “cause”. “Cause” is generally defined for this purpose as the executive having been convicted of (or having entered a plea bargain or settlement admitting guilt for) any felony committed in the execution of and while performing his duties as an executive officer, act of fraud or embezzlement against Omnicom, as a result of which continued employment would have a material adverse impact on Omnicom, or having been the subject of any order, judicial or administrative, obtained or issued by the SEC, for any securities violation involving a material and willful act of fraud. Subject to compliance with the SERCR Plan’s restrictive covenants and consulting obligation, the annual benefit is payable for 15 years following termination, and is equal to the lesser of (a) the product of (i) the average of the executive’s three highest years of total pay (salary and cash incentive bonus), and (ii) a percentage equal to 5% plus 2% for every year of the executive’s service as an executive officer to Omnicom, not to exceed 35% and (b) $1.50 million, subject to an annual cost-of-living adjustment. Payment of this annual benefit begins on the later of (a) attainment of age 55, or (b) the year following the calendar year in which the termination of employment occurred, with certain exceptions. In the event of death subsequent to satisfaction of the seven-year service requirement, beneficiaries of the executive are entitled to the annual benefit payments. No annual benefit is payable if the executive is terminated by Omnicom for Cause.

      The Executive Salary Continuation Plan Agreement

     Omnicom entered into Executive Salary Continuation Plan Agreements with Messrs. Harrison and Simm, pursuant to which Omnicom agrees to make annual payments for up to a maximum of 10 years after termination of full time employment (the “Payment Period”), unless termination is for “cause,” in consideration for the named executive officers’ agreement to consult and not to compete during the Payment Period. “Cause” is generally defined for this purpose as willful malfeasance, such as breach of trust, fraud or dishonesty. The Payment Period is determined based on age and years of service with Omnicom or its subsidiaries, with the maximum Payment Period being 10 years. As of December 31, 2009, the Payment Period was 10 years for Mr. Harrison and six years for Mr. Simm.

     Annual Payments under the Executive Salary Continuation Plan Agreement

     Following termination and subject to compliance with the consulting obligation and agreement not to compete, the named executive officers are entitled to receive annual payments, beginning in the year described below, for the duration of the Payment Period. Annual payments are equal to the lesser of (a) 50% of the highest annual salary paid to the named executive officer within five years prior to termination and (b) a percentage of the net profits of Omnicom for the calendar year immediately prior to the year in which the named executive officer is entitled to payment (the “Annual Payment”).

     The named executive officers are entitled to 100% of the Annual Payment in the event of disability or termination by Omnicom without Cause. For a voluntary termination, including retirement, the named executive officers are entitled to 100% of the Annual Payment if they have completed 20 years of service, no Annual Payment if they have completed fewer than five years of service and a pro rata reduced Annual Payment if they have completed between five and 20 years of service. For example, if a named executive officer voluntarily terminates after 10 years of service, he would have been entitled to 50% of the Annual Payment. The Compensation Committee, however, may waive this pro rata reduction if doing so is in the interest of Omnicom and is equitable to the named executive officer. As of December 31, 2009, Mr. Harrison has completed 17 years of service and Mr. Simm has completed 11 years of service. In the event of death, beneficiaries of the named executive officers are entitled to 75% of the Annual Payment. The named executive officers are not entitled to any Annual Payment if they are terminated by Omnicom for Cause.

     Consulting Obligation and Certain Restrictive Covenants

     On 30 days’ notice, the named executive officers agree to serve as an advisor or consultant to Omnicom during the Payment Period, subject to certain limitations. In addition, the named executive officers will be subject to restrictions on competition and other willful actions harming Omnicom, from the date of termination through the end of the Payment Period.

     The Incentive Bonus Plan

     Omnicom has adopted an Incentive Bonus Plan, and the Compensation Committee has chosen each of the named executive officers to participate in it. The Incentive Bonus Plan provides performance-based bonuses to participants, based upon specific performance criteria, discussed above in the section entitled “Compensation Discussion and Analysis for 2009” on page 8, during each performance period. If a participant in the Incentive Bonus Plan experiences a termination of employment for any reason prior to the end of a performance period or the bonus payment date for such performance period, he is not entitled to any payment, but the Compensation Committee has discretion (a) to determine whether the participant will receive any bonus, (b) to determine whether the participant will receive a pro-rated bonus reflecting that portion of the performance period in which the participant had been employed by Omnicom or its subsidiaries, and (c) to make such other arrangements as the Compensation Committee deems appropriate in connection with the participant’s termination of employment.

      Acceleration of Equity Awards

     Messrs. Wren, Weisenburger and Robertson hold unvested stock options pursuant to our 2007 Plan. Mr. Harrison holds unvested stock options and restricted stock units pursuant to the 2007 Plan and restricted stock pursuant to our prior equity incentive plan, The Omnicom Group Inc. Equity Incentive Plan (the “Equity Incentive Plan”). Mr. Simm holds unvested stock options and restricted stock pursuant to the 2007 Plan and restricted stock pursuant to the Equity Incentive Plan. As specified below, such named executive officers are entitled to accelerated vesting (a) on a pro rata basis upon termination of employment due to disability (b) upon death and (c) upon a change in control of Omnicom.

     Stock Options

     Unvested options granted pursuant to the 2007 Plan vest in full and are exercisable through the end of the option term if (a) the named executive officer terminates due to death or (b) a change in control of Omnicom occurs. Unvested options granted pursuant to the 2007 Plan vest on a pro rata basis and are exercisable through the end of the option term if the named executive officer terminates employment due to disability. Such unvested options are automatically cancelled due to a termination of employment for any other reason. Further, certain options have been granted to retirement-eligible executives and, if the termination at employment were to occur due to the retirement of such executives after March 31, 2010, the first anniversary of the option grant date, those options would be subject to accelerated vesting.

     Restricted Stock and Restricted Stock Units

     Restricted stock granted in 2006 and 2007 pursuant to the Equity Incentive Plan fully vests in the event of a change in control of Omnicom or if the named executive officer terminates due to death, and vests on a pro rata basis if the named executive officer terminates employment due to disability. Restricted stock and restricted stock units granted pursuant to the 2007 Plan fully vest in the event of a change in control of Omnicom or if the named executive officer terminates due to death, and vest on a pro rata basis if the named executive officer terminates employment due to disability. If the named executive officer retires, voluntarily terminates or is terminated by Omnicom, with or without cause, all restricted stock and restricted stock units granted pursuant to the Equity Incentive Plan and the 2007 Plan that have not yet vested are forfeited and, in the case of restricted stock, Omnicom reimburses the named executive officer for the par value of $0.15 per share paid by that officer at grant.

     Potential Payments Upon Termination of Employment or Change in Control Table

     The following table provides the potential payments that each named executive officer may receive upon termination of employment or change in control of Omnicom, assuming that (a) such termination or change in control of Omnicom occurred on December 31, 2009, and (b) the price per share of Omnicom common stock equals $39.15, the closing price at 2009 fiscal year end.

Name of Executive	Death		Disability		For Cause Termination	Termination without Cause			Retirement		Voluntary Termination		Change in Control
John Wren
• SERCR Plan(1)	$1,250,000		$1,250,000		$0		$1,250,000		$1,250,000		$1,250,000		N/A
• Incentive Bonus Plan(2)	$5,000,000		$5,000,000		$0		$5,000,000		$5,000,000		$5,000,000		$5,000,000
• Equity Awards(3)	$17,444,000		$6,939,817		$0		$0		$0		$0		$17,444,000

Randall Weisenburger						$
• SERCR Plan(4)	$1,250,000		$1,250,000		$0		$1,250,000		$1,250,000		$1,250,000		N/A
• Incentive Bonus Plan(2)	$4,000,000		$4,000,000		$0		$4,000,000		$4,000,000		$4,000,000		$4,000,000
• Equity Awards(3)	$8,722,000		$3,469,939		$0		$0		$0		$0		$8,722,000

Thomas Harrison
• Executive Salary
Continuation Agreement	$337,500	(5)	$450,000	(6)	$0		$450,000	(6)	$382,500	(7)	$382,500	(7)	N/A
• Incentive Bonus Plan(2)	$2,500,000		$2,500,000		$0		$2,500,000		$2,500,000		$2,500,000		$2,500,000
• Equity Awards(3)	$9,716,410		$4,173,544		$1,665		$1,665		$1,665		$1,665		$9,716,410

Andrew Robertson
• SERCR Plan(8)	$612,000		$612,000		$0		$612,000		$612,000		$612,000		N/A
• Incentive Bonus Plan(2)	$2,500,000		$2,500,000		$0		$2,500,000		$2,500,000		$2,500,000		$2,500,000
• Equity Awards(3)	$8,722,000		$3,469,939		$0		$0		$0		$0		$8,722,000

Daryl Simm
• Executive Salary
Continuation Agreement	$328,125	(9)	$437,500	(10)	$0		$437,500	(10)	$240,625	(11)	$240,625	(11)	N/A
• Incentive Bonus Plan(2)	$2,500,000		$2,500,000		$0		$2,500,000		$2,500,000		$2,500,000		$2,500,000
• Equity Awards(3)	$12,110,040		$5,078,568		$810		$810		$810		$810		$12,110,040

(1)

Except in the event of a termination for Cause, Mr. Wren or his beneficiary, as the case may be, would be entitled to receive fifteen annual payments in this amount, the first of which would be payable in 2010. Mr. Wren would not be entitled to any payments in the event of termination for Cause. The amount reported is the payment cap set forth in the SERCR Plan as in effect on December 31, 2009, such amount being subject to an annual cost-of-living adjustment. All payment obligations are conditioned upon compliance with the restrictive covenants and consulting obligation described above.

(2)

As discussed above, upon a termination of employment for any reason prior to the end of a performance period or prior to the bonus payment date for such performance period, the participant is not entitled to any award. The Compensation Committee, however, has discretion to determine whether awards should be made pursuant to the Incentive Bonus Plan and the amounts of such awards. A termination of employment on December 31, 2009 would fall prior to the bonus payment date for the 2009 performance period. The

(footnotes continued on following page)

amounts reported in the table assume that the Compensation Committee in its discretion authorized a payment equal to one-half of the maximum award amounts, except in the event of a for cause termination, in which case it is assumed that the Compensation Committee would not grant an award.

(3)	The value of any stock options was determined by taking the aggregate fair market value, as of 2009 fiscal year end, of the common stock underlying stock options subject to accelerated vesting, and subtracting the aggregate exercise price for such stock options. The value of restricted stock and restricted stock units was determined by taking the aggregate fair market value of the shares of restricted stock (or the shares underlying restricted stock units) subject to accelerated vesting as of 2009 fiscal year end. The value of the restricted stock has not been reduced to reflect the purchase price paid by the executive for such stock on the date of grant, which would generally equal the par value of the stock multiplied by the shares of restricted stock subject to accelerated vesting as of the 2009 fiscal year end. In connection with a termination other than due to death or disability or a change in control, the amounts presented reflect reimbursement to the executive for the par value paid by the executive on the date of grant.

(4)	Except in the event of termination due to death or disability or a termination for Cause, Mr. Weisenburger would be entitled to receive fifteen annual payments in this amount, the first of which would be payable in 2013 upon Mr. Weisenburger turning fifty-five. In the event of termination due to death or disability, Mr. Weisenburger would be entitled to receive fifteen annual payments in this amount, the first of which would be payable in 2010. Mr. Weisenburger or his beneficiary, as the case may be, would not be entitled to any payments in the event of termination for Cause. The amount reported is the payment cap set forth in the SERCR Plan as in effect on December 31, 2009, such amount being subject to an annual cost-of-living adjustment. All payment obligations are conditioned upon compliance with the restrictive covenants and consulting obligation described above.

(5)	This reflects 75% of Mr. Harrison’s $450,000 annual payment, payable to his designated beneficiary. Ten annual payments in this amount would be paid to such beneficiary, with the first payment being made in 2010.

(6)

This reflects 50% of the highest annual rate of salary paid to Mr. Harrison in the five years preceding December 31, 2009. Ten annual payments would be made in this amount, with the first payment being made in 2011. All payment obligations are conditioned upon compliance with the consulting obligation and agreement not to compete described above.

(7)

This reflects 85% of Mr. Harrison’s $450,000 annual payment. The pro rata reduction of $67,500 adjusts for the fact that Mr. Harrison would have accrued 17 years of service upon termination, which is 85% of the 20 years of service required to receive the full annual payment. Ten annual payments would be made in this amount, with the first payment being made in 2011. All payment obligations are conditioned upon compliance with the consulting obligation and agreement not to compete described above.

(8)

Except in the event of termination due to death or disability or termination for Cause, Mr. Robertson would be entitled to receive fifteen annual payments in this amount, the first of which would be payable in 2015 upon Mr. Robertson turning fifty-five. In the event of termination due to death or disability, Mr. Robertson or his beneficiary, as the case may be, would be entitled to receive fifteen annual payments in this amount, the first of which would be payable in 2010. Mr. Robertson would not be entitled to any payments in the event of termination for Cause. All payment obligations are conditioned upon compliance with the restrictive covenants and consulting obligation described above.

(9)

This reflects 75% of Mr. Simm’s $437,500 annual payment, payable to his designated beneficiary. Six annual payments in this amount would be paid to such beneficiary, with the first payment being made in 2010.

(10)

This reflects 50% of the highest annual rate of salary paid to Mr. Simm in the five years preceding December 31, 2009. Six annual payments would be made in this amount, with the first payment being made in 2011. All payment obligations are conditioned upon compliance with the consulting obligation and agreement not to compete described above.

(11)	This reflects 55% of Mr. Simm’s $437,500 annual payment. The pro rata reduction of $196,875 adjusts for the fact that Mr. Simm would have accrued 11 years of service upon termination, which is 55% of the 20 years of service required to receive the full annual payment. Six annual payments would be made in this amount, with the first payment being made in 2011. All payment obligations are conditioned upon compliance with the consulting obligation and agreement not to compete described above.

DIRECTORS’ COMPENSATION FOR FISCAL 2009

     Directors who are also current or former employees of Omnicom or its subsidiaries receive no compensation for serving as directors. The compensation program for directors who are not current or former employees of Omnicom or its subsidiaries is designed to compensate directors in a manner that is reflective of the work required for a company of Omnicom’s size and composition and to align directors’ interests with the long-term interests of shareholders. The table below includes the following compensation elements with respect to non-employee directors:

     Annual Compensation. Non-employee directors are paid a cash annual retainer of $60,000 and $2,000 for attendance at a Board or Committee meeting. In addition, directors receive reimbursement for customary travel expenses.

     In accordance with our 2007 Plan, and our Director Compensation and Deferred Stock Program adopted by our Board on December 4, 2008, non-employee directors also receive fully-vested common stock each fiscal quarter. For each of the four quarters in 2009, such directors received common stock with a fair value of $25,000 based on the per share closing price of our common stock on the date prior to grant.

     Our Director Compensation and Deferred Stock Program and 2007 Plan provide that each director may elect to receive all or a portion of his or her cash director compensation for the following year’s service in common stock. Messrs. Henning and Murphy and Mrs. Johnson Rice each elected to receive all or a portion of their respective 2009 cash director compensation in common stock.

     Directors may also elect to defer any common shares payable to them, which will be credited to a bookkeeping account in the directors’ names. These elections generally must be made prior to the start of the calendar year for which the fees would be payable. The number of shares of common stock delivered or credited to a director’s account is based on the fair market value of our common stock on the first trading day immediately preceding the date the fees would have been paid to the director. Each director other than Messrs. Coleman and Roubos elected to defer common shares payable to them in 2009.

     Chairman Fees. The Chairs of our Committees receive the following additional annual fees in cash due to the workload and the additional responsibilities of their positions. The Chair of our Audit Committee receives an additional fee of $20,000 each year. The Chairs of our Finance, Compensation, Governance and Executive Committees each receive an additional fee of $10,000 each year, as long as such Chair is not also an executive of Omnicom. In 2009, only the Chairs of the Compensation, Governance and Executive Committees received the $10,000 fee.

Name of Director(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Alan R. Batkin	$ 86,000	$100,000	$186,000
Robert Charles Clark	$106,000	$100,000	$206,000
Leonard S. Coleman, Jr.	$114,000	$100,000	$214,000
Errol M. Cook	$106,000	$100,000	$206,000
Susan S. Denison	$ 98,000	$100,000	$198,000
Michael A. Henning	$ 48,000	$160,000	$208,000
John R. Murphy	$106,000	$130,000	$236,000
John R. Purcell	$118,000	$100,000	$218,000
Linda Johnson Rice	$ 72,000	$124,000	$196,000
Gary L. Roubos	$120,000	$100,000	$220,000

(1)	Bruce Crawford is an executive officer of Omnicom and does not receive director compensation. In fiscal year 2009, Mr. Crawford received a base salary of $400,000.

(2)	This column reports the amount of cash compensation earned in 2009 for Board and Committee service.

(3)

The amount reported in the “Stock Awards” column for each director reflects the aggregate grant date fair value of the stock granted in 2009, computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used to calculate the fair value of stock awards, refer to note 10 to the consolidated financial statements contained in our 2009 10-K. The amounts reported include shares deferred in 2009 by

(footnotes continued on following page)

Messrs. Batkin, Clark, Cook, Henning, Murphy and Purcell, and Mses. Denison and Johnson Rice. The fair market value for each quarterly stock award was $25,000 for Messrs. Batkin, Clark, Coleman, Cook, Purcell and Roubos and Ms. Denison. The fair market value for each quarterly stock award was $40,000 for Mr. Henning. The fair market value for each quarterly stock award was $32,500 for Mr. Murphy. The fair market value for each quarterly stock award was $31,000 for Mrs. Johnson Rice. (The amount of quarterly stock awards for Messrs. Henning and Murphy and Mrs. Johnson Rice were greater than $25,000 as a result of their election to take all or a portion of their cash compensation in the form of common stock.)

     No Other Compensation. Directors received no compensation in 2009 other than that above described. We do not have a retirement plan for directors and they receive no pension benefits.

     Stock Ownership Requirement. The Board adopted stock ownership guidelines for our directors in 2004. The director guidelines provide, in general, that our directors must own Omnicom stock equal to or greater than five times their annual cash retainer within five years of their joining the Board. As of December 31, 2009, each member of our Board was in compliance.

EQUITY COMPENSATION PLANS

     Our principal equity plan for employees is our 2007 Plan, which was approved by shareholders at our 2007 Annual Meeting of Shareholders and replaced both (i) all prior employee equity incentive plans and (ii) our Director Equity Plan, which was approved by shareholders at our Annual Meeting of Shareholders in 2004. The Compensation Committee’s independent compensation consultant, Cook & Co., provided analysis and input on the 2007 Plan. As a result of the adoption of the 2007 Plan, no new awards may be made under any of Omnicom’s prior equity plans. Outstanding equity awards under prior plans, however, were not affected by the adoption of our 2007 Plan.

     The purpose of the 2007 Plan is to promote the success and enhance the value of Omnicom by continuing to link the personal interest of participants to those of Omnicom shareholders and by providing participants with an incentive for outstanding performance to generate superior returns to Omnicom shareholders. The 2007 Plan provides for the grant of stock options (both incentive stock options and nonqualified stock options), restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, and restricted stock units.

     Persons eligible to participate in the 2007 Plan include all employees and consultants of Omnicom and its subsidiaries, members of our Board or, as applicable, members of the board of directors of a subsidiary, as determined by the committee administering the 2007 Plan (the “IAP Committee”). The IAP Committee is appointed by our Board, and currently is comprised of the members of our Compensation Committee. With respect to awards to independent directors, Omnicom’s Board administers the 2007 Plan.

     All of our current equity compensation plans have been approved by shareholders. The following table provides information about our current equity compensation plans as of December 31, 2009 but does not include information about the 2007 Plan Amendment that will become effective if approved by our shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($/shr)	Number of securities remaining available for future issuance (#)
Equity compensation plans approved by
security holders: 2007 Incentive
Award Plan and previously adopted
equity incentive plans (other than
our ESPP)	40,832,715	$29.37	5,500,376	(1)
Equity compensation plans approved
by security holders: ESPP Shares	—	—	9,985,545	(2)
Equity compensation plans not approved
by security holders	—	—	—

Total	40,832,715	$29.37	15,485,921

(1)

The maximum number of shares that may be issued under our 2007 Plan is 32,287,540. This number is subject to upward adjustment since awards under previously adopted plans (“Prior Plans”) that are forfeited or expire may be used again under the 2007 Plan. Any share of common stock that is subject to an option or stock appreciation right granted from our 2007 Plan is counted against this limit as one share of common stock for every one share of common stock granted. Any share of common stock that is subject to an award other than an option or stock appreciation right granted from the 2007 Plan is counted against this limit as three shares of common stock for every one share of common stock granted. The figure above includes 5,500,376 shares that may be issued under our 2007 Plan, which assumes that all securities available for future issuance are subject to options or stock appreciation rights. If all securities available for future issuance were subject to awards other than options or stock appreciation rights, this figure would be 1,833,459. Our 2007 Plan provides that we may no longer grant any awards under our Prior Plans. As of December 31, 2009, there were 40,832,715 stock options outstanding under our equity compensation plans (other than our ESPP) with a weighted-average exercise price of $29.37 and a weighted-average term of 6.31 years and 3,471,929 unvested full value shares outstanding under our equity compensation plans (other than our ESPP).

(2)	The ESPP is a tax-qualified plan in which all eligible full-time and part-time domestic employees may participate.

STOCK OWNERSHIP

     The following table sets forth certain information as of the close of business on March 15, 2010 (except as otherwise noted), with respect to the beneficial ownership(1) of our common stock by:

  each person known by Omnicom to own beneficially more than 5% of our outstanding common stock;

  each current director or nominee;

  each named executive officer; and

  all directors and executive officers as a group.

Name	Number of Shares Owned(2)	Options Exercisable within 60 Days	Total Beneficial Ownership		Percent of Shares Outstanding(3)
Massachusetts Financial Services
Company (4)	20,920,690	—	20,920,690		6.9%
Capital Research Global Investors (5)	23,233,196		23,233,196		7.6%
John Wren	973,540	4,450,000	5,423,540		1.8%
Alan R. Batkin	5,817	—	5, 817		*
Robert Charles Clark (6)	16,288	—	16,288		*
Leonard Coleman, Jr.	23,409	—	23,409		*
Errol M. Cook (7)	21,255	—	21,255		*
Bruce Crawford	248,900	—	248,900		*
Susan S. Denison	27,119	—	27,119		*
Thomas Harrison (8)	183,314	1,275,000	1,458,314		*
Michael A. Henning	27,798	—	27,798		*
John R. Murphy	31,978	—	31,978		*
John R. Purcell (9)	103,648	—	103,648		*
Linda Johnson Rice	19,082	—	19,082		*
Andrew Robertson	33,212	645,000	678,212		*
Gary L. Roubos	29,611	—	29,611		*
Daryl Simm	11,084	338,334	349,418		*
Randall Weisenburger (10)	450,052	2,525,000	2,975,052		*
All directors and executive officers
as a group (21 persons)	2,380,849	10,475,834	12,856,683	(11)	4.2%

*	less than 1%.

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2)

This column lists voting securities, and securities the payout of which has been deferred at the election of the holder, including restricted stock held by executive officers. Except to the extent noted below, each director or executive officer has sole voting and investment power with respect to the shares reported. The amounts in the column include:

  restricted shares held pursuant to our 2007 Plan, or a prior equity plan, namely, Mr. Harrison—22,200 shares and Mr. Simm—7,600 shares;

  shares held pursuant to the outside director equity plan, the payout of which has been deferred at the election of the holder, namely, Mr. Batkin—3,492 shares, Mr. Clark—12,950 shares, Mr. Cook— 12,950 shares, Ms. Denison—16,106 shares, Mr. Henning—22,276 shares, Mr. Murphy—20,522 shares, Mr. Purcell—12,912 shares, and Mrs. Johnson Rice—14,910 shares;

  shares previously held under restricted stock awards, the payout of which has been deferred at the election of the holder, namely, Mr. Wren—135,990 shares, Mr. Harrison—135,200 shares and Mr. Weisenburger—136,600 shares;

  shares credited under the Omnicom Group Retirement Savings Plan, namely, Mr. Wren—21,618 shares, Mr. Harrison—4,150 shares, and Mr. Weisenburger—1,591 shares; and

  shares purchased under our ESPP, namely, Mr. Harrison—7,320 shares, and Mr. Weisenburger— 7,332 shares.

(footnotes continued on following page)

(3)

The number of shares of common stock outstanding on March 15, 2010 was 305,025,887, excluding restricted stock and securities the payout of which has been deferred at the election of the holder. The percent of common stock is based on such number of shares and is rounded off to the nearest one-tenth of a percent.

(4)

Stock ownership is as of December 31, 2009 and is based solely on a Schedule 13G filed with the SEC on February 5, 2010, by Massachusetts Financial Services Company (“MFS”). In the filing, MFS reported having sole voting power over 16,645,546 shares and sole dispositive power over 20,920,690 shares. MFS has certified in its Schedule 13G that our stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of Omnicom. The address of MFS is 500 Boylston Street, Boston, MA 02116.

(5)

Stock ownership is as of December 31, 2009 and is based solely on a Schedule 13G filed with the SEC on February 9, 2010, by Capital Research Global Investors (“Capital Research”). In the filing, Capital Research reported having sole voting power over 12,881,000 shares and sole dispositive power over 23,233,196 shares. Capital Research is deemed to be the beneficial owner of these shares as a result of Capital Research and Management Company acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital Research has certified in its Schedule 13G that our stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of Omnicom. The address of Capital Research is 333 South Hope Street, Los Angeles, CA 90071.

(6)	Includes 1,700 shares that are held in a joint account shared by Mr. Clark and his wife.

(7)	Includes 7,000 shares that are held in a joint account shared by Mr. Cook and his wife.

(8)	In addition to the amounts listed in the table above, Mr. Harrison holds 3,200 restricted stock units pursuant to our 2007 Plan.

(9)	Includes 4,000 shares that are held by Mr. Purcell’s wife. Mr. Purcell disclaims beneficial ownership of shares held by his wife.

(10)	Includes 80,000 shares that are held in a joint account shared by Mr. Weisenburger and his wife.

(11)	Includes 88,700 shares over which there are shared voting and investment power; and 174,600 shares of restricted stock.

AUDIT RELATED MATTERS

Fees Paid to Independent Auditors

     The following table shows information about fees billed by KPMG LLP and affiliates for professional services (as well as all “out-of-pocket” costs incurred in connection with these services) rendered for the last two fiscal years:

	2009	Approved by Audit Committee	2008	Approved by Audit Committee
Audit Fees (1)	$21,007,123	100%	$20,466,214	100%
Audit-Related Fees (2)	$909,496	100%	$2,913,468	100%
Tax Fees (3)	$571,890	100%	$519,400	100%
All Other Fees (4)	—		—

Total Fees	$22,488,509		$23,899,082

(1)

Audit Fees consist of fees for professional services for the audit or review of our consolidated financial statements and for the audit of our internal control over financial reporting or for audit services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under Audit Fees, including due diligence related to mergers and acquisitions and special procedures to meet certain statutory requirements.

(3)	Tax Fees consist primarily of fees for tax compliance including the review and preparation of statutory tax returns and other tax compliance related services.

(4)	All Other Fees are fees for any products or services not included in the first three categories.

     In deciding to reappoint KPMG LLP to be our auditors for 2010, the Audit Committee considered KPMG LLP’s provision of services to assure that it was compatible with maintaining KPMG LLP’s independence. The Committee determined that these fees were compatible with the independence of KPMG LLP as our independent auditors.

     The Audit Committee has adopted a policy that requires it to pre-approve each audit and permissible non-audit service rendered by KPMG LLP except for items exempt from pre-approval requirements by applicable law. On a quarterly basis, the Audit Committee reviews and generally pre-approves specific types of services and the range of fees that may be provided by KPMG LLP without first obtaining specific pre-approval from the Audit Committee. The policy requires the specific pre-approval of all other permitted services and all other permitted services were pre-approved in 2009.

Audit Committee Report

     The Audit Committee’s primary purpose is to assist the Board in carrying out its oversight responsibilities relating to Omnicom’s financial reporting. Management is responsible for the preparation, presentation and integrity of Omnicom’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing the operating effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

     In performing its oversight role, the Audit Committee has reviewed and discussed with management Omnicom’s audited 2009 financial statements as of December 31, 2009. The Committee has also discussed with KPMG LLP the matters required to be discussed under all relevant professional and regulatory standards, which included discussion of the quality of Omnicom’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee has received and reviewed the written disclosures and the letter from KPMG LLP required under all relevant professional and regulatory standards, and has discussed with KPMG LLP its independence.

     Based on the review and discussions referred to in this Report, the Audit Committee recommended to the Board that the audited financial statements of Omnicom for the year ended December 31, 2009 be included in its Annual Report on the 2009 10-K.

Members of the Audit Committee
John R. Murphy, Chairman
Robert Charles Clark
Errol M. Cook
Michael A. Henning

ITEMS TO BE VOTED ON

Item 1 — Election of Directors

     The current 12 members of the Board have been nominated to continue to serve as directors for another year. All of the nominees have been recommended for re-election to the Board by our Governance Committee and approved and nominated for re-election by the Board.

     The Board has no reason to believe that any of the nominees would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board prior to the meeting may select a substitute nominee or undertake to locate another director after the meeting. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the substitute nominee.

     In accordance with our By-laws, directors are elected by a plurality of the votes cast. That means the nominees will be elected if they receive more affirmative votes than any other nominees. Our form of proxy permits you to withhold your vote for particular nominees. However, shares represented by proxies so designated will count as being present for purposes of determining a quorum and will not affect whether a given nominee is elected because directors are elected by a plurality of the shares voted at a meeting at which a quorum is present. Such proxies may also be voted on other matters, if any, that may be properly presented at the meeting.

     As described in detail below, our nominees have considerable professional and business experience. The recommendation of our Board is based on its carefully considered judgment that the experience, record and qualifications of our nominees make them the best candidates to serve on our Board. The Board believes that each of the nominees listed brings strong skills and extensive experience to the Board, giving the Board as a group the appropriate skills to exercise its oversight responsibilities.

John D. Wren Age: 57 Director since 1993

Mr. Wren is President and Chief Executive Officer of Omnicom, a position he has held since January 1997. He was elected President in 1996 and named Chief Executive Officer in 1997. Under his direction, Omnicom has become one of the largest advertising, marketing and corporate communications companies in the world. Mr. Wren entered the advertising business in 1984, joining Needham Harper Worldwide as an executive vice president. As part of the team that created Omnicom in 1986, he was appointed Chief Executive Officer of Omnicom’s Diversified Agency Services division in 1990. In that position, he grew Diversified Agency Services into Omnicom’s largest operating group, comprised of companies in a wide array of disciplines ranging from public relations to branding. Based on the specific experience, qualifications and skills described above, the Board has concluded that John D. Wren is qualified to serve as a director.

Bruce Crawford Age: 81 Director since 1989 Chairman of the Board, Chairman of the Finance Committee and Member of the Executive Committee

Mr. Crawford is Chairman of the Board of Omnicom, a position he has held since 1995. From 1989 to 1995, he served as Omnicom’s President and Chief Executive Officer and, from 1995 to 1997, he served as Omnicom’s Chairman and Chief Executive Officer. Mr. Crawford began his career in advertising in 1956 and, in 1963, he joined BBDO. He held a variety of high-level positions at BBDO, including that of President and Chief Executive Officer, a position he held from 1977 until 1985. Mr. Crawford is an Honorary Director of The Metropolitan Opera and Chairman Emeritus of Lincoln Center. He is also a Director of The Animal Medical Center. Based on the specific experience, qualifications and skills described above, the Board has concluded that Bruce Crawford is qualified to serve as a director.

Alan R. Batkin Age: 65 Director since 2008 Member of the Compensation Committee

Mr. Batkin is the Vice Chairman of Eton Park Capital Management, L.P., a multi-disciplinary investment firm, a position he has held since February, 2007. From 1990 to 2007, he was Vice Chairman of Kissinger Associates, Inc., a geopolitical consulting firm that advises multi-national companies. Additionally, Mr. Batkin is a director of Hasbro, Inc. (listed on NYSE), a toy and game company, Overseas Shipholding Group, Inc. (listed on NYSE), a company that operates oceangoing bulk cargo vessels, and Cantel Medical Corp. (listed on NYSE), a provider of infection prevention and control products in the healthcare market. Mr. Batkin also served as a director of Diamond Offshore Drilling, Inc. and the IQ Investment Advisors Fund Complex during the last five years. Based on the specific experience, qualifications and skills described above, the Board has concluded that Alan R. Batkin is qualified to serve as a director.

Robert Charles Clark Age: 66 Director since 2002 Member of the Audit and Governance Committees

Mr. Clark is a Harvard University Distinguished Service Professor, Harvard Law School, a position he has held since 2003. His research and teaching interests are centered on corporate governance. Previously, he was Dean and Royall Professor of Law at Harvard Law School from July 1989 through June 2003. He has served as a professor of law at Harvard Law School since 1978, and before that, was a tenured professor at Yale Law School. His concentration was corporate law. In addition, Mr. Clark was an associate at Ropes & Gray from 1972 to 1974. Mr. Clark is a director of Time Warner Inc. (listed on NYSE), a media and entertainment company. Mr. Clark is also a member of the Board of Trustees of Teachers Insurance and Annuity Association (TIAA), a pension fund serving the higher education community. Mr. Clark also served as a director of Lazard Ltd. and Collins & Aikman Corp. during the past five years. Based on the specific experience, qualifications and skills described above, the Board has concluded that Robert Charles Clark is qualified to serve as a director.

Leonard S. Coleman, Jr. Age: 61 Director since 1993 Chairman of the Executive Committee and Member of the Compensation and Governance Committees

Mr. Coleman was Senior Advisor, Major League Baseball, from 1999 through 2005. Previously, he was Chairman of Arena Co., a subsidiary of Yankees/Nets, until September 2002. Before that, he was President, National League, Major League Baseball from 1994 to 1999, having previously served since 1992 as Executive Director, Market Development of Major League Baseball. Mr. Coleman is a director of Avis Budget Group (listed on NYSE), a leading rental car supplier, H.J. Heinz Corporation (listed on NYSE), a company that manufactures and markets an extensive line of food products, Churchill Downs Inc. (listed on NASDAQ), a company that owns and operates pari-mutuel wagering properties and businesses, and Electronic Arts Inc. (listed on NASDAQ), a company that develops, markets, publishes and distributes video games. Mr. Coleman also served as a director of Cendant Corp. during the last five years. Additionally, Mr. Coleman was previously a municipal finance banker for Kidder, Peabody & Company. Prior to joining Kidder, Mr. Coleman served as Commissioner of both the New Jersey Department of Community Affairs and Department of Energy, and Chairman of the Hackensack Meadowlands Development Commission and the New Jersey Housing and Mortgage Finance Agency. Mr. Coleman was also the Vice Chairman of the State Commission on Ethical Standards and a member of the Economic Development Authority, Urban Enterprise Zone Authority, Urban Development Authority, State Planning Commission and New Jersey Public Television Commission. He has also served as President of the Greater Newark Urban Coalition. Based on the specific experience, qualifications and skills described above, the Board has concluded that Leonard S. Coleman, Jr. is qualified to serve as a director.

Errol M. Cook Age: 70 Director since 2003 Member of the Audit and Governance Committees

Mr. Cook is a private investor and consultant. Previously, he was a managing director and partner of Warburg Pincus, a global leader in the private equity industry, from March 1991 until his retirement in February 1999. Before that, Mr. Cook was a Senior Partner of Ernst & Young from August 1961 to September 1989 and a Managing Director of Schroders, a global asset management company, from September 1989 to March 1991. Mr. Cook also served as a director of Journal Register Company during the last five years. Based on the specific experience, qualifications and skills described above, the Board has concluded that Errol M. Cook is qualified to serve as a director.

Susan S. Denison Age: 64 Director since 1997 Member of the Compensation and Governance Committees

Ms. Denison is a partner of Cook Associates, a retained executive search firm, a position she has held since June 2001. In addition, Ms. Denison serves as a director of InterCure, Inc. (listed on Tel-Aviv Stock Exchange), a medical device company. Ms. Denison also served as a director of LifeonKey Inc. during the last five years. Ms. Denison has more than twenty years of senior executive experience within the Media, Entertainment and Consumer Products Industries. She formerly served as a Partner at TASA Worldwide/Johnson, Smith & Knisely and the Cheyenne Group. She has also served as Executive Vice President, Entertainment and Marketing for Madison Square Garden, Executive Vice President and General Manager at Showtime Networks’ Direct-To-Home Division, Vice President, Marketing for Showtime Networks and Senior Vice President, Revlon. In addition, Ms. Denison previously held marketing positions at Charles of the Ritz, Clairol and Richardson-Vicks. Based on the specific experience, qualifications and skills described above, the Board has concluded that Susan S. Denison is qualified to serve as a director.

Michael A. Henning Age: 69 Director since 2003 Member of the Audit and Compensation Committees

Mr. Henning served in various capacities with Ernst & Young from 1961 to 2000, including Deputy Chairman of Ernst & Young LLP from December 1999 to October 2000 and Chief Executive Officer of Ernst & Young International from September 1993 to December 1999. He also serves as a director, Chairman of the Audit Committee and member of the Compensation Committee of CTS Corporation (listed on NYSE), a company that provides electronic components to auto, wireless and PC businesses. He is also a director and member of the Audit, Compensation, Nominating & Corporate Governance, Safety and Strategic Planning Committees of Landstar System, Inc. (listed on NASDAQ), a transportation and logistics services company. Mr. Henning also served as a director of Highlands Acquisition Corp. during the last five years. Based on the specific experience, qualifications and skills described above, the Board has concluded that Michael A. Henning is qualified to serve as a director.

John R. Murphy Age: 76 Director since 1996 Chairman of the Audit Committee and member of the Finance and Executive Committees

Mr. Murphy is Vice Chairman of National Geographic Society, a position he has held since March 1998. From May 1996 until March 1998, Mr. Murphy was President and Chief Executive Officer of National Geographic Society. He also served on the Finance Committee of National Geographic Society. Mr. Murphy also served as the Chief Executive Officer of the Baltimore Sun, as well as in positions as a publisher and editor at the San Francisco Examiner and the Atlanta Constitution. Mr. Murphy is trustee of Mercer University, a trustee and Chairman of the Board of the PNC Mutual Funds (on which he previously served on the Audit Committee) and Chairman of the Board of the PNC Alternative Fund. Mr. Murphy served as a director of SirsiDynix Inc. and eMotion Inc. during the last five years. Mr. Murphy is also a past president of the U.S. Golf Association. Based on the specific experience, qualifications and skills described above, the Board has concluded that John R. Murphy is qualified to serve as a director.

John R. Purcell Age: 78 Director since 1986 Chairman of the Governance Committee and member of the Finance and Executive Committees

Mr. Purcell is Chairman and Chief Executive Officer of Grenadier Associates Ltd., a merchant banking and financial advisory firm. Additionally, Mr. Purcell is a director of Lydian Trust Company, a financial firm that provides banking and wealth management services, on which he serves as a member of the Audit, Executive and the Nominating Committees. Mr. Purcell has served as a director of Bausch & Lomb and Technology Solutions Co. during the last five years. Mr. Purcell formerly served as Chief Executive Officer of SFN Cos. Inc., as Executive Vice President of CBS, Inc., as Senior Vice President and Chief Financial Officer of Gannett Co., Inc. and as Chairman of Donnelley Marketing, Inc., a database direct marketing firm. Based on the specific experience, qualifications and skills described above, the Board has concluded that John R. Purcell is qualified to serve as a director.

Linda Johnson Rice Age: 52 Director since 2000 Member of the Compensation and Governance Committees

Mrs. Johnson Rice is Chairman and Chief Executive Officer of Johnson Publishing Company, Inc., a multi-media company. She joined that company in 1980, became Vice President in 1985, was elected President and Chief Operating Officer in 1987 and became Chairman and Chief Executive Officer in 2008. Mrs. Johnson Rice is a director of Kimberly-Clark Corporation (listed on NYSE), of which she is a member of the Audit Committee. Mrs. Johnson Rice also served as a director of Bausch & Lomb, Inc. and MoneyGram International, Inc. during the last five years. Based on the specific experience, qualifications and skills described above, the Board has concluded that Linda Johnson Rice is qualified to serve as a director.

Gary L. Roubos Age: 73 Director since 1986 Chairman of the Compensation Committee and member of the Finance and Executive Committees

Mr. Roubos was Chairman of Dover Corporation (listed on NYSE), a world-wide, diversified industrial manufacturing corporation, from May 1989 to May 1999, and Chief Executive Officer of that company from January 1981 to May 1994. During the past five years, he served as a director of Voyager Learning Company, a provider of educational solutions. In addition, he served as a director of ProQuest Co., a company providing online research tools during the past five years. Based on the specific experience, qualifications and skills described above, the Board has concluded that Gary L. Roubos is qualified to serve as a director.

The Board UNANIMOUSLY recommends that shareholders vote FOR all nominees.

Item 2 — Ratification of the Appointment of Independent Auditors

     In accordance with the Audit Committee’s charter, the Audit Committee has appointed KPMG LLP as our independent auditors for our fiscal year ending December 31, 2010. We are submitting the selection of our independent auditors for shareholder ratification at the 2010 Annual Meeting. KPMG LLP has been our independent auditor since June 2002.

     Representatives of KPMG LLP are expected to be present at the 2010 Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The Audit Committee is not bound by the results of the vote regarding ratification of the independent auditors. If our shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Omnicom and its shareholders.

     The Board UNANIMOUSLY recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as our independent auditors.

     Approval of this proposal requires the favorable vote of the holders of a majority of the shares voting on the proposal.

Item 3 — Approval of Amended and Restated 2007 Incentive Award Plan and Re-approval of Performance Criteria

     The Omnicom Group Inc. 2007 Incentive Award Plan (the “2007 Plan”) was previously adopted by our Board and was approved by our shareholders in May 2007. We are asking our shareholders to approve an amendment and restatement of our 2007 Plan (the “Amendment”) providing for (i) an increase in the number of shares of common stock available for issuance under the 2007 Plan by 11,499,624 shares of common stock, such that the total number of shares that may be issued pursuant to awards granted after December 31, 2009 under the 2007 Plan equals 17 million shares, (ii) a change in the ratio by which awards other than stock options and stock appreciation rights are counted against the number of shares available for issuance under the 2007 Plan, (iii) a change in ratio by which shares will be added back to the number of shares that may be issued under the 2007 Plan in the event of a termination, lapse or expiration of an award and (iv) certain other minor changes, as described herein. We intend to file with the Securities and Exchange Commission a Registration Statement on Form S-8 covering the additional shares of our common stock issuable under the 2007 Plan as a result of the Amendment.

     In addition, we are asking our stockholders to re-approve the list of performance criteria in the 2007 Plan that may be used for purposes of granting awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, as described below under the heading “Awards.” Stockholder approval of such terms would preserve our ability to deduct compensation associated with future performance-based awards made under the 2007 Plan to certain executives. Section 162(m) of the Internal Revenue Code limits the deductions a publicly-held company can claim for compensation in excess of $1 million paid in a given year to its chief executive officer and its three other most highly-compensated executive officers (other than its chief financial officer) (these officers are generally referred to as the “covered employees”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap. Stock options and stock appreciation rights generally qualify as performance-based compensation. Other awards that we may grant under the 2007 Plan may qualify as performance-based compensation if the payment, retention or vesting of the award is subject to the achievement during a performance period of performance goals selected by the Compensation Committee. The Compensation Committee retains the discretion to set the level of performance for a given performance measure under a performance-based award. For such awards to qualify as performance-based compensation, the stockholders must approve the material terms of the performance goals every five years.

     The number of shares originally authorized for issuance under the 2007 Plan was 18,500,000 shares, less one share for every one share that was subject to an option or stock appreciation right granted after December 31, 2006 and prior to the original effective date of the 2007 Plan, which occurred in May 2007 (the “Original Effective Date”) from any of our prior equity plans (the “Prior Plans”) and three shares for every one share that was subject to an award other than an option or stock appreciation right granted after December 31, 2006 and before the Original Effective Date under any of our Prior Plans. The number of shares originally authorized for issuance under the 2007 Plan was adjusted on a two for one basis in connection with a two for one stock split with respect to our common stock that occurred effective as of June 25, 2007. Any shares of our common stock that are subject to options or stock appreciation rights granted from the 2007 Plan are counted against this limit as one share for every one share granted. Currently, any shares that are subject to awards other than options or stock appreciation rights granted from the 2007 Plan are counted against this limit as three shares for every one share granted. If the Amendment is approved, any shares that are subject to awards other than options or stock appreciation rights granted from the 2007 Plan after December 31, 2009 will be counted against this limit as two and one-half shares for every one share granted. As described in more detail below, any awards that are forfeited or lapse are added back to the number of shares that may be granted under the Plan at a ratio of one share for every one share subject to options or stock appreciation rights and, currently, three shares for every one share subject to awards other than options and stock appreciation rights. If the Amendment is approved, awards other than options and stock appreciation rights that are forfeited or lapse after December 31, 2009 will be added back to the number of shares that may be granted under the Plan as two and one-half shares for every one share subject to such award.

     Assuming the Amendment is approved, the number of shares covered by awards that were issued and outstanding under the 2007 Plan as of the record date would be 25,269,352 and the number of shares that were available for issuance under the 2007 Plan as of the record date would be 7,018,188. On the record date, the closing selling price of our common stock was $39.24 per share.

     The 2007 Plan is not being amended in any respect other than as described herein. If this proposal is not approved, the Amendment will not become effective, but the existing 2007 Plan will remain in effect.

     The following summarizes the terms of the 2007 Plan and the proposed Amendment. The following summary is qualified in its entirety by reference to the full text of the 2007 Plan, as amended and restated, which is attached hereto as Appendix A.

     General

     The Board believes that the 2007 Plan promotes the success and enhances the value of Omnicom by continuing to link the personal interest of participants to those of Omnicom shareholders and by providing participants with an incentive for outstanding performance to generate superior returns to Omnicom shareholders. The Board further believes that the 2007 Plan provides flexibility to Omnicom in its ability to motivate, attract, and retain the services of employees, consultants and directors upon whose judgment, interest, and special effort the successful operation of Omnicom is largely dependent.

     The 2007 Plan provides for the grant of stock options (both incentive stock options and nonqualified stock options), restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, and restricted stock units to eligible participants. A summary of the principal provisions of the 2007 Plan and the proposed Amendment is set forth below.

     Administration

     The 2007 Plan is administered by a committee, which may be the Board or a committee appointed by the Board (collectively, the “Committee”). With respect to awards to independent directors, the Board administers the 2007 Plan. With respect to awards to employees and consultants, the Committee administers the 2007 Plan and, until otherwise determined by the Board, the Committee consists solely of two or more Board members who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”), Non-Employee Directors (as defined in Rule 16b-3(b)(3) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) and “independent directors” under the rules of the New York Stock Exchange. The Board or the Committee may delegate to a committee of one or more Board members or one or more Omnicom officers the authority to grant or amend awards under the 2007 Plan to participants other than (i) senior Omnicom executives who are subject to Section 16 of the Exchange Act, (ii) employees who are “covered employees” within the meaning of Section 162(m) of Code, and (iii) Omnicom officers or directors to whom the authority to grant or amend awards under the 2007 Plan has been delegated.

     The Committee has the exclusive authority to administer the 2007 Plan, including the power to (i) determine participants under the 2007 Plan, (ii) determine the types of awards granted to participants under the 2007 Plan, the number of such awards, and the number of shares of common stock of Omnicom (the “common stock”) subject to such awards, (iii) determine and interpret the terms and conditions of any awards under the 2007 Plan, including the vesting schedule, exercise price and whether to offer cash in exchange for an award, and (iv) adopt rules for the administration, interpretation and application of the 2007 Plan.

     Eligibility

     Persons eligible to participate in the 2007 Plan include all employees, directors and consultants of Omnicom and its subsidiaries, as determined by the Committee. As of the record date, there were approximately 63,000 employees (including 11 executive officers), and 10 directors who were eligible to participate in the Restated Plan.

     Limitation on Awards and Shares Available

     Subject to the adjustment provisions as described in more detail below, the maximum aggregate number of shares of common stock that was originally authorized to be issued or delivered under the 2007 Plan was 18,500,000 shares of common stock, less one share of common stock for every one share of common stock that was subject to an option or stock appreciation right granted after December 31, 2006 from any of the Prior Plans and three shares of common stock for every one share of common stock that was subject to an award other than an option or stock appreciation right granted after December 31, 2006 under the Prior Plans. This number was subsequently adjusted to reflect a two for one split with respect to our common stock that occurred effective as of June 25, 2007.

     The proposed Amendment to the 2007 Plan that we are asking our shareholders to approve would increase the number of shares of common stock that may be issued or delivered under the 2007 Plan by 11,499,624 shares of common stock, such that the maximum aggregate number of shares of common stock that may be issued or delivered with respect to awards granted under the 2007 Plan after December 31, 2009 would be 17 million shares of common stock.

     Any shares of common stock that are subject to options or stock appreciation rights granted from the 2007 Plan are counted against this limit as one share of common stock for every one share of common stock granted. Currently, any shares of common stock that are subject to awards other than options or stock appreciation rights granted from the 2007 Plan are counted against this limit as three shares of common stock for every one share of common stock granted. As of the effective date of the 2007 Plan (the “Effective Date”), no awards were permitted to be granted under any Prior Plans.

     If the Amendment is approved, the ratio by which shares subject to awards other than options or stock appreciation rights will be counted against the number of shares authorized for issuance under the 2007 Plan will change, effective as of January 1, 2010, such that any such awards will be counted against this limit as two and one-half shares of common stock for every one share of common stock granted.

     The shares of common stock covered by the 2007 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. If following December 31, 2009 an award under the 2007 Plan or the Prior Plans is forfeited (including a reimbursement of an unvested award upon a participant’s termination of employment at a price equal to the par value of the common stock subject to the award) or expired, any shares of common stock subject to the award may be used again for new grants under the 2007 Plan. With respect to shares subject to options and stock appreciation rights, such shares of common stock are added back as one share of common stock for every one share of common stock subject to such awards. With respect to shares subject to awards other than options and stock appreciation rights, currently, such shares are added back as three shares of common stock for every one share of common stock subject to such awards.

     If the Amendment is approved, the ratio by which shares subject to awards other than options or stock appreciation rights will be added back to the number of shares authorized for issuance under the 2007 will change, effective as of January 1, 2010, such that any such awards will be added back to this limit as two and one-half shares of common stock for every one share of common stock subject to such awards.

     Notwithstanding the foregoing, the following shares of common stock are not added to the shares of common stock authorized for grant as described above: (i) shares of common stock tendered by the participant or withheld by Omnicom in payment of the purchase price of an option, (ii) shares of common stock tendered by the participant or withheld by Omnicom to satisfy any tax withholding obligation with respect to an award, and (iii) shares of common stock subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof. The number of shares of common stock subject to one or more awards granted to any one participant under the 2007 Plan during any calendar year of Omnicom may not exceed 2,000,000 shares of common stock.

     Awards

     The 2007 Plan provides for grants of stock options (both incentive stock options and nonqualified stock options), restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, and restricted stock units. No determination has been made as to the types or amounts of future awards that will be granted to specific individuals pursuant to the 2007 Plan.

     Stock options, including incentive stock options (as defined under Section 422 of the Code) and nonqualified stock options may be granted pursuant to the 2007 Plan. The exercise price of incentive stock options and nonqualified stock options granted pursuant to the 2007 Plan will not be less than 100% of the fair market value of the common stock on the date of grant, unless incentive stock options are granted to any individual who owns, as of the date of grant, stock possessing more than ten (10) percent of the total combined voting power of all classes of Omnicom stock (the “Ten Percent Owner”), whereupon the exercise price of such incentive stock options will not be less than 110% of the fair market value of the common stock on the date of grant. Incentive stock options and nonqualified stock options may be exercised as determined by the Committee, but in no event after (i) the fifth anniversary of the date of grant with respect to incentive stock options granted to a Ten Percent Owner, or (ii) the tenth anniversary of the date of grant with respect to incentive stock options granted to other employees and nonqualified stock options. Nonqualified stock options may be exercised as determined by the Committee. Upon the exercise of a stock option, the exercise price must be paid in full in cash, by tendering previously-acquired shares of common stock with a fair market value at the time of exercise equal to the aggregate exercise price of the option or the exercised portion thereof or by tendering other property acceptable to the Committee.

     As of the record date, there were 24,431,508 shares subject to outstanding options granted from the 2007 Plan. The weighted average exercise price of the outstanding options granted from the 2007 Plan is $24.2248 and the weighted average remaining contractual life of each such outstanding option is 8.998 years.

     Restricted stock awards may be granted pursuant to the 2007 Plan. A restricted stock award is the grant of shares of common stock at a price determined by the Committee (including zero), that is subject to transfer restrictions and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee.

     As of the record date, there were 1,570,536 shares of restricted stock outstanding under the 2007 Plan. The weighted average period over which such outstanding restricted stock is expected to vest is 3.585149 years.

     A stock appreciation right (a “SAR”) is the right to receive payment of an amount equal to (i) the excess of (A) the fair market value of a share of common stock on the date of exercise of the SAR over (B) the fair market value of a share of common stock on the date of grant of the SAR, multiplied by (ii) the aggregate number of shares of common stock subject to the SAR. Such payment will be in the form of common stock and shall satisfy all of the restrictions imposed by the 2007 Plan upon stock option grants. Each SAR must be evidenced by a written award agreement with terms and conditions consistent with the 2007 Plan. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, provided that the term of any SAR shall not exceed ten years.

     As of the record date, there were no shares subject to outstanding SARs granted from the 2007 Plan.

     Restricted stock units may be granted pursuant to the 2007 Plan, typically without consideration from the participant or for a nominal purchase price. Restricted stock units may be subject to vesting conditions including continued employment or achievement of performance criteria established by the Committee. Like restricted stock, except as described below, restricted stock units may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

     As of the record date, there were 435,285 restricted stock units outstanding under the 2007 Plan. The weighted average period over which such outstanding restricted stock is expected to vest is 3.545673 years.

     The other types of awards that may be granted under the 2007 Plan include performance shares, performance stock units, dividend equivalents, stock payments and deferred stock. Dividend equivalents may not be granted on shares of common stock subject to options or SARs. Currently, there are no additional limitations under the 2007 Plan applicable to the granting of dividend equivalents in connection with other awards under the 2007 Plan. However, the Amendment provides that dividend equivalents granted in connection with awards that vest based on the achievement of performance goals must be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which the dividend equivalents were granted.

     Except as may be determined by the Committee in the event of a participant’s death, disability or retirement, or in connection with a change in control event, “Full Value Awards” (that is, restricted stock awards, performance share awards, performance stock unit awards, stock payment awards, dividend equivalents awards, deferred stock awards, or restricted stock unit awards) that vest solely based on the passage of time must vest over a period of not less than three years and performance awards must vest over a period of not less than one year (which shall include fully-vested awards granted in lieu of cash awards that have been earned based on a performance period of at least one year). These vesting limitations shall not apply to a limited basket consisting of up to 5% of the shares of common stock available for issuance (as described in more detail above) or to awards granted to newly hired employees.

     The Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive qualified performance-based compensation for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow, and free cash flow), cash flow return on capital, return on net assets, return on shareholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share of common stock, price per share of common stock, and market share. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group of business services companies. With regard to a particular performance period, the Committee shall have the discretion to select the length of the performance period, the type of awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of the qualified performance-based compensation for a performance period, the Committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed by Omnicom or its subsidiaries on the date the qualified performance-based compensation is paid to be eligible to receive such qualified performance-based compensation for any period.

     Awards cannot be assigned, transferred, or otherwise disposed of by a participant other than: (a) by will or the laws of descent and distribution, (b) pursuant to beneficiary designation procedures approved from time to time by the Committee, (c) to the participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (d) to a trust for the benefit of the participant and/or one or more of the persons referred to in clause (c), (e) to a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (c) are the only partners, members or shareholders or (f) for charitable donations. Such permitted assignees shall be bound by and subject to all of the terms and conditions of the 2007 Plan and any applicable award agreement.

     Adjustment to Awards

     If there is a stock dividend, stock split, spin-off, or recapitalization through a large, nonrecurring cash dividend, then the Committee shall make proportionate adjustments (if any), as the Committee in its discretion may deem appropriate, to the number and type of securities subject to each outstanding award under the 2007 Plan, and the exercise price or grant price of such outstanding award (if applicable).

     If there is any other distribution, merger, consolidation, combination, exchange or other corporate event affecting the common stock or the share price of the common stock (other than a nonreciprocal transaction as described above), the Committee:

  may appropriately adjust the aggregate number and type of shares of common stock subject to the 2007 Plan, the terms and conditions of any outstanding awards, and the grant or exercise price per share of outstanding awards;

  may provide for the termination of any award in exchange for an amount of cash (if any) and/or other property equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights;

  may provide for the replacement of any award with other rights or property selected by the Committee in its sole discretion;

  may provide that any outstanding award cannot vest, be exercised, or become payable after such event;

  may provide that all awards shall be exercisable, payable, or fully vested as to all shares of common stock covered thereby;

  may provide that any surviving corporation (or its parent or subsidiary) shall assume awards outstanding under the 2007 Plan or shall substitute similar awards for those outstanding under the 2007 Plan, with appropriate adjustment of the number and kind of shares and the prices of such awards; or

  may make adjustments (i) in the number and type of shares of common stock (or other securities or property) subject to outstanding awards or in the number and type of shares of restricted stock or deferred stock or (ii) to the terms and conditions of (including the grant or exercise price) and the criteria included in, outstanding rights, options, and awards or future rights, options, and awards.

     Effect of a Change in Control

     In the event of a change in control of Omnicom, an award will become fully exercisable and all forfeiture restrictions on such award shall lapse, unless any surviving or acquiring entity substitutes an equivalent award or assumes the participant’s outstanding award.

     Amendment and Termination

     The Committee, subject to approval of the Board, may terminate, amend, or modify the 2007 Plan at any time; provided, however, that shareholder approval will be obtained (i) for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, (ii) to increase the number of shares of common stock available under the 2007 Plan, (iii) to reduce the per share exercise price of an award, and (iv) except as permitted by the adjustment provision described above, to grant an award or cash in exchange for the cancellation or surrender of an option or a stock appreciation right. In addition, currently, shareholder approval is required for any amendment to the 2007 Plan that would permit the granting of options (i) with an exercise price that is below fair market value on the date of grant or (ii) with a term that is more than ten years from the date of grant. The Amendment would extend this shareholder approval requirement to similar amendments relating to stock appreciation rights.

     In no event may an award be granted pursuant to the 2007 Plan on or after the tenth anniversary of the Effective Date.

     Federal Income Tax Consequences

     Non-Qualified Stock Options

     For federal income tax purposes, if participants are granted non-qualified stock options under the 2007 Plan, participants generally will not have taxable income on the grant of the option, nor will Omnicom be entitled to any deduction. Generally, on exercise of non-qualified stock options, participants will recognize ordinary income, and Omnicom will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the date of exercise. The basis that participants have in shares of common stock, for purposes of determining their gain or loss on subsequent disposition of such shares of common stock generally, will be the fair market value of the shares of common stock on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.

     Incentive Stock Options

     There is no taxable income to participants when participants are granted an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the shares of common stock at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax. Gain realized by participants on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to Omnicom, unless participants dispose of the shares of common stock within (i) two years after the date of grant of the option or (ii) within one year of the date the shares of common stock were transferred to the participant. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares of common stock on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and Omnicom will be entitled to a deduction to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the shares of common stock will not be considered income for alternative minimum tax purposes.

     Incentive stock options exercised more than three months after a participant terminates employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. Omnicom will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

     The current federal income tax consequences of other awards authorized under the 2007 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, Omnicom will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to “covered employees” (as defined in Section 162(m) of the Code).

     Plan Benefits

     No awards will be granted pursuant to the 2007 Plan in excess of the number of shares originally authorized for issuance thereunder unless and until the Amendment is approved by Omnicom’s shareholders. In addition, awards under the 2007 Plan are subject to the discretion of the Committee. The table below shows as to our named executive officers and the various indicated groups, the number of shares of common stock subject to awards granted under the 2007 Plan that were outstanding as of the record date:

Name and Position	Number of Shares Subject to Stock Option and SAR Awards	Number of Shares Subject to Restricted Stock Awards	Number of Shares Subject to Restricted Stock Unit Awards
John Wren	1,500,000	0	0
Randall Weisenburger	750,000	0	0
Thomas Harrison	750,000	0	15,836
Andrew Robertson	750,000	0	12,636
Daryl Simm	750,000	3,200	21,481
All directors who are not employees
(10 persons) (1)	0	0	0
All current executive officers as a group
(11 persons)	6,575,000	7,200	97,543
All employees who are not executive officers
(505 persons)	17,856,508	1,563,336	337,742

     All future grants under the 2007 Plan are within the discretion of the Committee, except that, in accordance with our 2007 Plan and our Director Compensation and Deferred Stock Program adopted by our Board on December 4, 2008, non-employee directors automatically receive fully-vested common stock each fiscal quarter in a dollar amount equal to $25,000 for their service on our board of directors. In addition, Messrs. Henning and Murphy and Mrs. Johnson Rice have elected to take all or a portion of their cash compensation in the form of common stock. The table below shows, as to each of our outside directors, the number of shares of fully-vested common stock that would be received or allocated to each such director during 2010, assuming a per share value of our common stock of $39.24, which was the closing price of our common stock on the record date.

Name of Outside Director	Number of Shares of Common Stock
Alan R. Batkin	2,548.42
Robert Charles Clark	2,548.42
Leonard S. Coleman, Jr.	2,548.42
Errol M. Cook	2,548.42
Susan S. Denison	2,548.42
Michael A. Henning	4,077.47
John R. Murphy	3,312.95
John R. Purcell	2,548.42
Linda Johnson Rice	3,160.04
Gary L. Roubos	2,548.42

     Burn Rate

     In order to address potential shareholder concerns regarding the number of stock awards we intend to grant in a given year, it is the intention of the Compensation Committee that, for the next three fiscal years, beginning January 1, 2010 the “burn rate” under the Amended and Restated 2007 Incentive Award Plan shall not exceed 2.765% per year on average. For these purposes, “burn rate” is defined as the number of shares of stock awards granted in a fiscal year (calculated as described in the following sentence), divided by the weighted average common shares outstanding for that fiscal year. For purposes of calculating the number of shares granted in a fiscal year, each share subject to a stock award other than an option or stock appreciation right will count as equivalent to 2.5 shares.

     Adoption of the Amended and Restated 2007 Plan requires approval by holders of a majority of the outstanding shares of Omnicom stock who are present, or represented, and entitled to vote thereon, at the 2010 Annual Meeting.

     The Board UNANIMOUSLY recommends a vote FOR the approval of the Amended and Restated 2007 Incentive Award Plan.

     Adoption of the Amended and Restated 2007 Plan requires approval by holders of a majority of the outstanding shares of Omnicom stock who are present, or represented, and entitled to vote thereon, at the 2010 Annual Meeting.

Item 4 — Approval of By-law Amendments to Implement Majority Voting in Uncontested Director Elections

     The Board recommends that shareholders approve our proposal to amend the By-laws to require: (1) that in uncontested director elections, directors will be elected by a majority of the votes cast; (2) each incumbent director shall offer to submit his or her irrevocable resignation in the event that he or she does not receive a majority of votes cast; and (3) the Board to consider whether to accept or reject the resignation of an incumbent director who does not receive a majority of the votes cast within 90 days from the date of certification of election results and to publicly disclose its decision. The Board recommends a vote “for” this proposal because it would give shareholders a more meaningful role in electing directors and improve directors’ accountability to shareholders.

     Current Standard

     New York law provides that, unless otherwise specified in a company’s certificate of incorporation or By-laws, directors are elected by a plurality of the votes cast. The Company’s By-laws currently adopt this standard.

     Summary of Proposed Amendment

     This proposal would amend Article I, Section 8 of the By-laws to require that in uncontested director elections, directors will be elected by a majority vote. In contested elections, those where the number of nominees for director exceeds the number of directors to be elected, a plurality of the votes standard will continue to apply. Under this amendment, a majority of votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” such nominee. For this purpose, abstentions and broker non-votes will not count as a vote cast.

     If an incumbent nominee does not receive a majority of the votes cast in a non-contested election, that director shall promptly offer to tender his or her resignation to the Board. The Governance Committee of the Board will consider whether to accept the director’s resignation and make a recommendation to the Board. The Board will then consider the resignation, and within 90 days after the date of certification of the election results, the Board shall publicly disclose its decision and the reasons for its decision. The director whose resignation is under consideration may not participate in any deliberation regarding his or her resignation unless none of the directors received a majority of the votes cast. If the Board accepts a director’s resignation, the Board may elect a replacement in accordance with the By-laws.

     Approval of this amendment requires an affirmative vote from the holders of two-thirds of the outstanding shares entitled to vote. If approved, the amendment to our By-laws would be effective immediately. The new majority voting standard would then be applicable to the election of directors at the 2011 Annual Meeting of Shareholders.

     Reasons for Recommendation

     The Governance Committee and the Board have considered the issue of director elections and determined that it is in the best interest of the Company and its shareholders to implement a majority voting standard. The Board is committed to strong corporate governance and to ensuring that shareholders are afforded a meaningful role in the election of directors. A majority voting standard affords shareholders a greater voice in the election of our directors. The Board believes this will increase each director’s accountability to our shareholders. For these reasons, the Board recommends a vote “for” this proposal.

     The Board UNANIMOUSLY recommends a vote FOR the approval of the amendments to the Company’s By-laws to Implement Majority Voting in Uncontested Director Elections.

     In accordance with our Certificate of Incorporation, approval of this proposal requires the affirmative vote of holders of two-thirds in voting power of the outstanding shares of Omnicom’s stock.

Item 5 — Shareholder Proposal Regarding Reimbursement of Expenses Incurred by a Shareholder in a Contested Election of Directors

     Representatives of the AFSCME Employees Pension Plan (“AFSCME”), 1625 L Street, NW, Washington, DC 20036, have advised that AFSCME is the beneficial owner of 34,880 shares of Omnicom common stock and that AFSCME intends to introduce a proposal for the consideration of shareholders at the 2010 Annual Meeting, the text of which reads as follows.

     Reimbursement of Expenses

     RESOLVED: that shareholders of Omnicom Group Inc. request that the Board of Directors (the “Board”) take the steps (excluding such steps as must be taken by shareholders) necessary to implement the following:

     “The board of directors shall, consistent with its fiduciary duties, cause the corporation to reimburse a shareholder or group of shareholders (together, the “Nominator”) for reasonable expenses (“Expenses”) incurred in connection with nominating one or more candidates in a contested election of directors to the corporation’s board of directors, including, without limitation, printing, mailing, legal, solicitation, travel, advertising and public relations expenses, so long as (a) the election of fewer than 50% of the directors to be elected is contested in the election, (b) one or more candidates nominated by the Nominator are elected to the corporation’s board of directors, (c) shareholders are not permitted to cumulate their votes for directors, and (d) the election occurred, and the Expenses were incurred, after this bylaw’s adoption. The amount paid to a Nominator under this bylaw in respect of a contested election shall not exceed the amount expended by the corporation in connection with such election.

     Supporting Statement

     In our opinion, the power of shareholders to elect directors is the most important mechanism for ensuring that corporations are managed in shareholders’ interests. Some corporate law scholars posit that this power is supposed to act as a safety valve that justifies giving the board substantial discretion to manage the corporation’s business and affairs.

     The safety valve is ineffective, however, unless there is a meaningful threat of director replacement. We do not believe such a threat currently exists at most U.S. public companies. Harvard Law School professor Lucian Bebchuk has estimated that there were only about 80 contested elections at U.S public companies from 1996 through 2002 that did not seek to change control of the corporation.

     The unavailability of reimbursement for director election campaign expenses for so-called “short slates” — slates of director candidates that would not comprise a majority of the board, if elected — contributes to the scarcity of such contests. (Because the board approves payment of such expenses, as a practical matter they are reimbursed only when a majority of directors have been elected in a contest.) The proposed change would provide reimbursement for reasonable expenses incurred in successful short slate efforts — but not contests aimed at changing control by ousting a majority or more of the board — with success defined as the election of at least one member of the short slate.

     The change would also cap reimbursable expenses at the amount expended by the company on the contested election. We believe that the amount spent by a dissident shareholder or group will rarely exceed the amount spent by the company, but the cap ensures that the availability of reimbursement does not create an incentive for wasteful spending.

     We urge shareholders to vote FOR this proposal.

     The Board’s Statement in Opposition

     The Board of Directors has considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our shareholders. Accordingly, the Board UNANIMOUSLY recommends a vote AGAINST this proposal for the following reasons.

The proposal promotes special interests over the shareholders’ interests.

     The Board and its Governance Committee are charged with choosing director nominees who represent the interests of all shareholders. They are bound by their fiduciary duty to the shareholders to nominate director candidates who will serve all of our shareholders and pursue the Company’s best interests. In contrast, individual shareholders are not bound by such duties. Individual shareholders may pursue their own personal interests and are free to nominate director candidates without regard to whether those candidates are committed to the long-term best interests of other shareholders. To impose upon the Company the obligation to pay for the campaigns of opposition candidates, regardless of their fitness or suitability, would not represent good governance and would do little to further the Company’s business strategies.

     In addition, the Board disagrees with the premise that proxy contests designed to elect representatives of particular constituencies are a good thing for the Company, its shareholders, employees and other stakeholders. To the contrary, proxy contests of this type can lead to a balkanized, dysfunctional board of directors whose competing factions make it difficult for a board to pursue its duties to the shareholders. The Board believes that the best results for shareholders are obtained when directors act together constructively and collegially to create shareholder value.

The proposal promotes increased election costs for all shareholders.

     The Board already has the discretion to reimburse nominees for expenses incurred to forward proxy materials to shareholders. The proposal would make the reimbursement mandatory under certain conditions and would require that all shareholders of the Company bear the costs incurred by any individual shareholder who is able to elect candidates of its own choosing to the Board. The propriety or amount of the reimbursement would no longer be reviewed by the Board. The likely result of such a proposal would be to encourage contested elections, resulting in increased costs to the Company and its shareholders and increased distraction of management from the Company’s ordinary business. The current policy of reimbursement at the discretion of the Board more effectively ensures that Company resources are expended only when it is in the best interests of all shareholders to do so.

The proposal is not necessary for shareholder participation in director nominations.

     Currently, shareholders may already participate actively in the election of directors. Under the Securities and Exchange Commission’s rules permitting proxy material to be furnished over the Internet, shareholders are able to nominate competing directors without the necessity of incurring the high printing and mailing costs previously required in such a contest. This, in conjunction with the discretionary reimbursement for expenses by the Board when it is determined to be in the best interests of the Company, ensures that economics are not a barrier to shareholder participation in director nominations.

     In addition, shareholders have the opportunity to recommend director candidates directly to the Board through its Governance Committee. Any candidate who is found to have appropriate qualifications could then be nominated by the Board itself. Thus, under the current system, shareholders already are able to participate in the director nomination process, while still ensuring that any potential nominee is committed to the long-term best interests of the Company, rather than the interests of a small number of shareholders.

     For these reasons, the Board of Directors UNANIMOUSLY urges shareholders to vote AGAINST the AFSCME Pension Plan’s proposal regarding the reimbursement of proxy expenses.

Item 6 — Shareholder Proposal Regarding Death Benefit Payments

     Representatives of the Amalgamated Bank’s LongView LargeCap 500 Index Fund (the “Fund”), 275 Seventh Avenue, New York, NY 10001, have advised that the Fund is the beneficial owner of 71,969 shares of Omnicom common stock and that the Fund intends to introduce a proposal for the consideration of shareholders at the 2010 Annual Meeting, the text of which reads as follows

     “RESOLVED: The shareholders of Omnicom Group Inc. (the “Company”) hereby request the board of directors to adopt a policy of obtaining shareholder approval for any future agreements and corporate policies that could oblige the Company to make payments, grants or awards following the death of a senior executive in the form of unearned salary or bonuses; accelerated vesting or the continuation in force of unvested equity grants; awards of ungranted equity; perquisites; and other payments or awards made in lieu of compensation. This policy would not apply to payments, grants or awards of the sort that are offered to other Company employees. As used herein, “future agreements” include modifications, amendments or extensions of existing agreements.”

     Supporting Statement

     As shareholders, we support a compensation philosophy that provides sufficient remuneration to motivate and retain talented executives and that ties their pay to the Company’s long-term performance. We believe that such a “pay for performance” approach can help align the interests of executives with those of shareholders.

     In our view, “golden coffin” arrangements, which can require a company to make significant payments or awards after an executive’s death, are inconsistent with that approach. Senior executives should have ample opportunities while they are alive to contribute to a pension fund, purchase life insurance or engage in other estate planning strategies suitable to their needs. We see no reason to saddle shareholders with payments or awards in return for no services.

     The problem is well illustrated at Omnicom, which in 2006 adopted its so-called “SERCR Plan” for four senior executives, who can receive up to $1.25 million annually for 15 years after leaving the Company. These payments can occur even after death if certain criteria are met. In addition, the estates of these executives would receive incentive awards plus accelerated vesting of equity awards. According to Omnicom’s April 2009 proxy, the value of these death benefits for Mr. Wren, the CEO, could exceed $25 million.

     Last year the proxy advisor RiskMetrics Group (“RMG”) advised withholding votes from the Compensation Committee members, citing “an unusually long period of annual benefits following an executive’s termination” and “full payouts for a beneficiary in the event that the executive passes away.” RMG expressed “concerns that the SERCR Plan may run counter to a pay-for-performance philosophy and run contrary to best interests of shareholders.”

     Omnicom told RMG that the SERCR Plan seeks to assure that executives do not compete with the Company after termination. We fail to see how that rationale could support an award of death benefits.

     Omnicom recently pared back benefits to executives who are terminated for cause, but we believe that more is needed. We thus propose a shareholder approval requirement, which may induce restraint when the board contemplates paying death benefits to senior executives. This proposal would not require prior shareholder approval of an employment contract paying death benefits, but would provide flexibility to seek approval after material terms of an agreement are agreed upon.

     We urge shareholders to vote FOR this proposal.

     The Board’s Statement in Opposition

     The Board of Directors UNANIMOUSLY recommends a vote AGAINST this proposal because the Board believes it would impede the Company’s ability to attract and retain top talent, discourage our senior executives from focusing on the long-term results of the Company and undermine the effectiveness of our Compensation Committee.

The Board believes this proposal would limit the Company’s ability to attract and retain top talent.

     Omnicom’s success is highly dependent on cultivating and retaining top executive talent: individuals who are familiar with our overall business strategy and who are uniquely capable of implementing the Company’s business initiatives. Omnicom’s business model was built and revolves around its clients, and their specific requirements are the central focus in how we structure our business offerings and allocate our resources. Experienced leadership and market knowledge are fundamental to our ability to effectively service our clients and win new business. Our organizational philosophy, and our ability to execute on it, is what differentiates us from our competition. We value longstanding service to the Company because we believe that our investors benefit from talented managers who are intimately familiar with our clients and business strategy and who have forged close relationships with their clients.

     Industry competition for executive talent—including successful efforts by our competitors to lure top talent from the Company—is well documented and often results in the loss of key clients as well. In our highly competitive executive employment market, the Company must be able to offer creative and attractive compensation packages. Restricting the types of compensation that the Company can offer will place the Company at a disadvantage when we compete in the marketplace for creative talent.

     Under this proposal, shareholders would be required to approve the extension of any benefits payable after the death of a senior executive. Thus, the Company may need to wait up to twelve months after beginning discussions with a potential executive to offer a final compensation package including these benefits. We believe this would impede us in our efforts to attract, recruit and retain senior talent. The Company would be unable to offer a compensation benefit that our competitors can offer, which could easily be the deciding factor for an executive choosing between one of our agencies and a competitor, since such benefits are common in our industry. We believe it is imperative that the Company have the flexibility to provide compensation packages that meet the demands of our industry and allow us to compete effectively.

The proposal discourages the benefits that ensure senior officers are committed to the long-term success of the Company.

     To maximize the incentive value of long-term benefits, employees must know that payments will not be lost upon their death but will continue for their beneficiaries. Such long-term benefits are a strong incentive for long-term performance. We believe they increase retention, encourage life-long dedication to the Company and discourage short-term risk-taking. As the recent economic crisis demonstrates, an executive compensation program weighted toward short-term incentives may encourage executives to take excessive risks, rather than focusing on long-term value creation for stockholders. Providing benefits payable upon the death of an executive is the ultimate form of long-term incentive, discouraging both short-term risk-taking and maximizing incentives for long-term performance and retention throughout the executives’ careers with the Company. We oppose this proposal because it restricts the Company from offering benefits that instill lifetime loyalty in employees and maximize the long-term success of the Company.

The independent, non-management directors of the Compensation Committee already ensure that compensation packages serve the best interest of our shareholders and the Company.

     The members of our independent Compensation Committee have a fiduciary duty to our shareholders in structuring our executive compensation programs. To do its job well, our Compensation Committee requires the flexibility to determine, after careful consideration of all relevant factors and circumstances, which compensation packages serve the best interests of the Company and its shareholders. The Compensation Committee has determined, based on the reasons described above, that benefits payable after an employee’s death can, in appropriate circumstances, be essential to recruiting and retaining the top talent that drives our long-term success. This proposal would limit the Compensation Committee’s ability to structure our compensation programs by subjecting these benefits to a cumbersome shareholder approval process. By preventing the Compensation Committee from having the flexibility to use these long-term incentives, the proposal limits how the Compensation Committee can attract and retain top talent. The members of our Compensation Committee have a deep understanding of our industry and our people and how to best incentivize them and should be empowered to continue to make decisions that are in the best interests of our shareholders without being constrained by this proposal.

     For these reasons, the Board of Directors UNANIMOUSLY urges shareholders to vote AGAINST the Amalgamated Bank proposal regarding the payment of compensation or awards following the death of a senior executive.

Item 7 — Shareholder Proposal Regarding Supermajority Vote Provisions

     John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, has advised that he is the beneficial owner of no less than 150 shares of Omnicom common stock and that he intends to introduce a proposal for the consideration of shareholders at the 2010 Annual Meeting, the text of which reads as follows

     “RESOLVED, Shareholders request that our board take the steps necessary so that each shareholder voting requirement in our charter and bylaws, that calls for a greater than simple majority vote, be changed to a majority of the votes cast for and against the proposal in compliance with applicable laws. This includes each 67% supermajority provision in our charter and bylaws.”

     Supporting Statement

     Currently a 1%-minority can frustrate a 66%-shareholder majority. Also our supermajority vote requirements can be almost impossible to obtain when one considers abstentions and broker non-votes.

     This proposal topic won from 74% to 88% support at the following companies in 2009: Weyerhaeuser (WY), Alcoa (AA), Waste Management (WM), Goldman Sachs (GS), FirstEnergy (FE), McGraw-Hill (MHP) and Macy’s (M). The proponents of these proposals included Nick Rossi, William Steiner, James McRitchie and Ray T. Chevedden.

     The merits of this Simple Majority Vote proposal should also be considered in the context of the need for improvements in our company’s 2009 reported corporate governance status:

     The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, rated our company “D” with “High Governance Risk,” “High Concern” for our directors and “Moderate Concern” for executive pay. There was no stock ownership requirement for our executives and 10X base salary was appropriate. For annual performance-based pay awards our company did not use certain routine quantifiable metrics and used subjective determinants.

     Bonuses to named executive officers were entirely at the discretion of the executive pay committee. Our company used a mix of restricted stock and stock options, which were granted at the discretion of the executive pay committee. This was illustrated by the $41 million in total realized pay received by our CEO John Wren in two years and was bolstered by almost $30 million in value realized on his exercising options.

     Our directors Susan Denison, John Murphy, Leonard Coleman, John Wren, Bruce Crawford, John Purcell and Gary Roubos had 12 to 23-years long-tenure — independence concern. Such long-tenured directors were assigned to 7 of 16 seats on our most important board committees. Plus the executive pay and nomination committees were chaired by directors with 23-years tenure: John Purcell and Gary Roubos. Three directors were age 75 to 80 — succession-planning concern. Our board was the only significant directorship for six of our directors. This could indicate a lack of current transferable director experience for half of our board.

     We also had no shareholder right to call a special meeting, act by written consent, cumulative voting, an independent board chairman or a lead director. One yes-vote from our 310 million shares is enough to elect each of our directors. Shareholder proposals to address all or some of these topics have received majority votes at other companies and would be excellent topics for our next annual meeting.

     The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal:

     The Board’s Statement in Opposition

     The Board of Directors has considered this proposal and concluded that adopting a simple majority vote in all cases is not in the best interests of our shareholders and UNANIMOUSLY recommends a vote AGAINST this proposal for the following reasons.

The supermajority vote standard was approved by the shareholders and exists to protect the shareholders.

     Our shareholders approved the supermajority provisions of our Certificate of Incorporation in 1988. Although a majority vote standard governs most matters, our Certificate of Incorporation and By-Laws contain a limited number of provisions that, for certain actions require the approval of the holders of two-thirds of all outstanding shares. These supermajority requirements apply to extraordinary corporate actions, including the removal of a director, a change in the number of directors and amendments to the Certificate of Incorporation or the By-Laws. These are common provisions in the governing documents of many publicly traded companies and are designed to ensure that significant corporate actions are taken only when there is a clear consensus of a substantial majority of shareholders in favor of such action.

     These provisions were adopted in a climate when corporate raiders frequently sought to purchase companies at prices far below the value that could have been obtained for shareholders in a structured or competitive bidding process. Supermajority vote provisions are designed to protect the Company and its shareholders by encouraging potential acquirers to negotiate directly with the Board of Directors. In that circumstance, the directors are bound by their fiduciary duty to seek the best value for all shareholders and to ensure that a fair price is paid.

Adoption of the proposal would allow a minority of shareholders to take extraordinary actions.

     Under the standard proposed, where only a “majority of the votes cast for and against” is required, as little as 25.1% of outstanding voting power could amend the Certificate of Incorporation or By-laws and significantly alter the governance of the Company. For example, if only 50.1% of the shares outstanding are present at a meeting of shareholders, under the standard proposed, only 25.1% of outstanding voting power would be required for a proposal to carry. In that event, a minority of shareholders could adopt major changes, such as restricting the powers of the Board or a Board committee, changing quorum and voting requirements, eliminating particular officer positions and approving corporate changes that may favor a particular shareholder group to the detriment of others. Our Board believes that more rigorous voting requirements are necessary and appropriate for these and other extraordinary changes that could have such far-reaching effects on the shareholders and our Company.

A supermajority standard is possible to satisfy.

     Mr. Chevedden’s claim that “our supermajority vote requirements can be almost impossible to obtain” is directly contrary to our own experience. In 2003, more than two-thirds of all outstanding shares voted to amend the Certificate of Incorporation to declassify our Board of Directors so that all of our directors would be members of a single class. In 1988, more than two-thirds of shareholders voted in favor of instituting the supermajority provisions at issue in this proposal. As the Company’s own experience demonstrates, a supermajority of shareholders can be obtained in appropriate circumstances where the shareholders agree that a proposal is in their best interests.

     For these reasons, the Board of Directors UNANIMOUSLY urges shareholders to vote AGAINST Mr. Chevedden’s proposal regarding supermajority vote provisions.

INFORMATION ABOUT VOTING AND THE MEETING

Quorum; Required Vote; Effect of an Abstention and Broker Non-Votes

     More than 50% of the shares entitled to vote will constitute a quorum for the transaction of business at the 2010 Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum exists. Broker non-votes are proxies returned by brokers or other nominees who do not vote on a particular item because they did not receive instruction from the beneficial owner and were not permitted to exercise discretionary voting authority. If a quorum is not present, the shareholders who are present or represented may adjourn the meeting until a quorum exists. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given. We will, however, publish a press release if the meeting is adjourned to another date. An adjournment will have no effect on business that may have already been conducted at the meeting.

     In order to obtain approval of the election of any nominee as a director, assuming a quorum exists, a plurality vote is required. In order to ratify the appointment of KPMG LLP as our independent auditors, assuming a quorum exists, the affirmative vote of the holders of a majority of the shares represented at the meeting and actually voted is required. Approval of the shareholder proposals requires, assuming a quorum exists, the affirmative vote of the holders of a majority of the shares represented at the meeting and actually voted. Abstentions, broker non-votes and withheld votes will not be considered as votes cast in favor or against these proposals. As a result and except as provided below, abstentions, broker non-votes and, in the case of election of directors, withheld votes, will have no effect on the matters brought to a vote at the meeting.

     Approval of the amendment of the 2007 Plan to authorize additional shares for issuance requires the affirmative vote of the holders of a majority of the shares voting on such proposal, provided the total votes cast on the proposal represent more than 50% of the outstanding shares entitled to vote on the proposal. Votes “for,” “against,” and abstentions are counted as votes cast, while broker non-votes do not count as votes cast but count as outstanding shares. Thus, approval of the 2007 Plan amendment requires that the total sum of votes cast are more than 50% of the outstanding shares. Further, the number of votes for the 2007 Plan amendment must be greater than 50% of the votes cast. Thus, abstentions have the same effect as a vote against the proposal, and broker non-votes could impair our ability to satisfy the requirement that the votes cast are more than 50% of the outstanding shares.

     In accordance with our Certificate of Incorporation, approval of the amendment to our By-laws to implement majority voting in uncontested director elections requires the affirmative vote of holders of two-thirds in voting power of the outstanding shares of Omnicom’s stock. Votes “for,” “against,” and abstentions are counted as votes cast, while broker non-votes do not count as votes cast but count as outstanding shares. Thus, abstentions and broker non-votes could impair our ability to satisfy the requirement that the amendment be approved by the affirmative vote of holders of two-thirds in voting power of the outstanding shares of Omnicom’s stock.

Voting

     You can vote your shares by proxy card, through the Internet, by telephone or in person. We have adopted the Internet and telephone voting procedures to authenticate shareholders’ identities, to allow shareholders to provide their voting instructions and to confirm that their instructions have been recorded properly. By submitting your proxy through the Internet, by telephone or by using the proxy card, you will authorize two of our officers or their designees to represent you and vote your shares at the meeting in accordance with your instructions or, if no instructions are given, FOR the election of all nominees for director, FOR the ratification of the appointment of KPMG LLP as our independent auditors, FOR the proposed amendment to the 2007 Plan, FOR the amendments to our By-laws to implement majority voting in uncontested director elections, AGAINST the shareholder proposal regarding reimbursement of expenses incurred by a shareholder in a contested election of directors, AGAINST the shareholder proposal regarding death benefit payments, and AGAINST the shareholder proposal regarding supermajority vote provisions. They may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting.

     Fidelity Management Trust Company, as trustee under our retirement savings plan, and Computershare Trust Company, Inc., as administrator of our ESPP, will vote common stock held in the plans as indicated by participants in whose accounts the shares are held, whether or not vested, on their proxies. Please note that your shares held in either plan will be voted as you instruct if your proxy card, telephone or Internet voting instructions are received on or before 11:59 p.m. Eastern Daylight Time on Thursday, May 20, 2010. In accordance with the terms of the retirement savings plan, Fidelity Management Trust Company will vote all shares for which it does not receive voting instructions by the deadline provided above in the same proportion on each issue as it votes the shares for which it does receive instructions. In accordance with the terms of the ESPP, Computershare Trust Company, Inc. will not vote shares for which it does not receive voting instructions by the deadline provided above.

Voting by Street Name Holders

     If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, the broker, bank or other nominee, as the record holder of the shares, is required to vote those shares according to your instructions. Your broker, bank or other nominee should have sent you a voting instruction card for you to use in directing it on how to vote your shares.

     Under existing rules, if your broker holds your shares in its name and you have not given voting instructions, your broker nonetheless has the discretion to authorize the designated proxies to act, except on certain matters. As such, they could vote in respect of the ratification of the appointment of KPMG LLP as our independent auditors, but not on the election of directors, the amendment of the 2007 Plan to authorize additional shares for issuance, the amendment to the By-laws and the shareholder proposals.

“Default” Voting

     If you submit a proxy but do not indicate any voting instructions, your shares will be voted FOR the election of all nominees for director, FOR the ratification of the appointment of KPMG LLP, FOR the proposed amendment to the 2007 Plan, FOR the amendments to our By-laws to implement majority voting in uncontested director elections, AGAINST the shareholder proposal regarding reimbursement of expenses incurred by a shareholder in a contested election of directors, AGAINST the shareholder proposal regarding death benefit payments, and AGAINST the shareholder proposal regarding supermajority vote provisions. If any other business properly comes before the shareholders for a vote at the meeting, your shares will be voted according to the discretion of the holders of the proxy.

Right to Revoke

     If you submit your proxy, you may change your voting instructions at any time prior to the vote at the 2010 Annual Meeting. For shares held directly in your name, you may change your vote by granting a new proxy, through the Internet, by telephone or in writing, which bears a later date (thereby automatically revoking the earlier proxy) or by attending the 2010 Annual Meeting and voting in person. For shares beneficially owned by you, but held in “street name” by a broker, bank or other nominee, please refer to the information forwarded to you by your broker, bank or other nominee for instructions on revoking or changing your proxy.

Tabulation of Votes

     Wells Fargo Bank, N.A. will act as inspectors at the 2010 Annual Meeting. They will determine the presence of a quorum and will tabulate and certify the votes.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC. Purchases and sales of our common stock by such persons are published on our website at http://www.omnicomgroup.com.

     Based solely upon a review of the copies of such reports filed with the SEC, and on written representations from our reporting persons, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of our common stock were complied with during 2009.

Transactions with Related Persons

     We review all relationships and transactions between Omnicom or its subsidiaries and related persons to determine whether such persons have a direct or indirect material interest. Related persons include any director, nominee for director, officer or their immediate family members. Although we do not have a written policy governing such transactions, Omnicom’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the company or a related person has a direct or indirect material interest in the transaction. As part of this process, and pursuant to our Audit Committee’s charter, the Audit Committee reviews our policies and procedures with respect to related person transactions. These policies and procedures have been communicated to, and are periodically reviewed with, our directors and executive officers, and the Audit Committee documents in its minutes any actions that it takes with respect to such matters. Under SEC rules, transactions that are determined to be directly or indirectly material to Omnicom, its subsidiaries or a related person are required to be disclosed in Omnicom’s Proxy Statement. In the course of reviewing a related party transaction, Omnicom considers (a) the nature of the related person’s interest in the transaction, (b) the material terms of the transaction, (c) the importance of the transaction to the related person and Omnicom or its subsidiaries, (d) whether the transaction would impair the judgment of a director or officer to act in the best interest of Omnicom, and (e) any other matters deemed appropriate.

     Based on the information available to us and provided to us by our directors and officers, we do not believe that there were any such material transactions in effect since January 1, 2009, or any such material transactions proposed to be entered into during 2010.

Expense of Solicitation

     We will bear all costs of this proxy solicitation. Proxies may be solicited by mail, in person, by telephone or by facsimile or electronic transmission by our officers, directors, and regular employees. We may reimburse brokerage firms, banks, custodians, nominees and fiduciaries for their expenses to forward proxy materials to beneficial owners. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies. For these services, we will pay D.F. King & Co. a fee of approximately $9,500 and reimburse it for certain out-of-pocket disbursements and expenses.

Incorporation by Reference

     To the extent that this Proxy Statement is incorporated by reference into any other filing by Omnicom under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Executive Compensation: Compensation Committee Report,” “Audit Related Matters: Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing.

Availability of Certain Documents

     This Proxy Statement and our 2009 Annual Report to Shareholders are available, beginning April 15, 2010, at our website at http://www.omnicomgroup.com. You may also access our Proxy Statement and our 2009 Annual Report at https://materials.proxyvote.com/681919. You also may obtain a copy of this document, our 2009 Annual Report, our Corporate Governance Guidelines, our Code of Conduct, our Code of Ethics for Senior Financial Officers and the charters for our Audit, Compensation, Governance, Finance, Executive and Qualified Legal Compliance Committees, without charge, by writing to: Omnicom Group Inc., 437 Madison Avenue, New York, New York 10022, Attn: Corporate Secretary. All of these documents also are available after being approved by the Board through our website at http://www.omnicomgroup.com. Please note that the information contained on our website is not incorporated by reference in, or considered to be part of, this Proxy Statement.

Delivery of Documents to Shareholders Sharing an Address

     If you are the beneficial owner of shares of our common stock held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee may only deliver one copy of this Proxy Statement and our 2009 Annual Report to multiple shareholders who share an address unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders at a shared address. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and our 2009 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit this request by writing to: Omnicom Group Inc., 437 Madison Avenue, New York, New York 10022, Attn: Corporate Secretary or calling our Corporate Secretary at (212) 415-3600. Beneficial owners sharing an address who are receiving multiple copies of Proxy Statements and Annual Reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

     Any shareholder who wishes to present a proposal for inclusion in next year’s Proxy Statement and form of proxy must deliver the proposal to our principal executive offices no later than the close of business on December 11, 2010. Proposals should be addressed to: Omnicom Group Inc., 437 Madison Avenue, New York, New York 10022, Attn: Corporate Secretary.

     Our By-laws require that written notice of the proposal be provided to our Corporate Secretary no less than 60 days prior to the date set for the meeting, which was March 26, 2010 for the 2010 Annual Meeting. In order for a nomination for director or proposal to be considered, the notice must include, as to each nominee (if applicable) and the submitting shareholder, the information as to such nominee and shareholder that would be required to be included in a proxy statement under the proxy rules of the SEC if such shareholder were to solicit proxies from all shareholders of Omnicom for the election of such nominee as a director or approval of such proposal and such solicitation were one to which Rules 14a-3 to 14a-12 under the Securities Exchange Act of 1934, as amended, apply. A copy of the applicable by-law provisions may be obtained, without charge, upon written request addressed to: Omnicom Group Inc., 437 Madison Avenue, New York, New York 10022, Attn: Corporate Secretary. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

MICHAEL J. O’BRIEN Secretary

New York, New York April 15, 2010

Appendix A

OMNICOM GROUP INC.

AMENDED AND RESTATED 2007 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

     The purpose of the Omnicom Group Inc. 2007 Incentive Award Plan (as amended from time to time, the “Plan”) is to promote the success and enhance the value of Omnicom Group Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

     Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

     2.1 “Amendment Effective Date” has the meaning set forth in Section 13.1.

     2.2 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, or a Restricted Stock Unit award granted to a Participant pursuant to the Plan.

     2.3 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

     2.4 “Board” means the Board of Directors of the Company.

     2.5 “Change in Control” means and includes each of the following:

          (a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

          (b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.5(a) or Section 2.5(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          (c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

     (i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

     (ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.5(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

          (d) The Company’s stockholders approve a liquidation or dissolution of the Company.

     The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

     2.6 “Code” means the Internal Revenue Code of 1986, as amended.

     2.7 “Committee” means the committee of the Board described in Article 12.

     2.8 “Company” has the meaning given in Article 1.

     2.9 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or any Subsidiary; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.

     2.10 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

     2.11 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.

     2.12 “Director” means a member of the Board, or as applicable, a member of the board of directors of a Subsidiary.

     2.13 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

     2.14 “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

     2.15 “Effective Date” has the meaning set forth in Section 13.1.

     2.16 “Eligible Individual” means any person who is an Employee, a Consultant or an Independent Director, as determined by the Committee.

     2.17 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

     2.18 “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

     2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     2.20 “Fair Market Value” means, as of any given date, (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on such date, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) if Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

     2.21 “Full Value Award” means a Restricted Stock award, a Performance Share award, a Performance Stock Unit award, a Stock Payment award, a Dividend Equivalents award, a Deferred Stock award, or a Restricted Stock Unit award.

     2.22 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     2.23 “Independent Director” means a Director of the Company who is not an Employee.

     2.24 “Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

     2.25 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

     2.26 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

     2.27 “Participant” means any Eligible Individual who, as a Director, Consultant or Employee, has been granted an Award pursuant to the Plan.

     2.28 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

     2.29 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, network, business unit, or an individual. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

     2.30 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

     2.31 “Performance Share” means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

     2.32 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

     2.33 “Permitted Assignee” has the meaning set forth in Section 10.3.

     2.34 “Plan” has the meaning set forth in Article 1.

     2.35 “Prior Plans” means, collectively, the following plans of the Company: the Omnicom Group Inc. Equity Incentive Plan, the Omnicom Group Inc. Amended and Restated 1998 Incentive Compensation Plan and the Omnicom Group Inc. Director Equity Plan, in each case as such plan may be amended from time to time.

     2.36 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code and which is subject to the terms and conditions set forth in Article 9.

     2.37 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

     2.38 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

     2.39 “Securities Act” means the Securities Act of 1933, as amended.

     2.40 “Stock” means the common stock of the Company, par value $0.15 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

     2.41 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

     2.42 “Stock Payment” means a payment in the form of shares of Stock granted pursuant to Section 8.4 as part of any bonus, deferred compensation or other arrangement.

     2.43 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

     2.44 “Substitute Awards” means Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combined.

     2.45 “Successor Entity” has the meaning given in Section 2.5(c)(i).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

     3.1 Number of Shares.

          (a) Subject to Article 11 and Sections 3.1(b), (c) and (d), the maximum aggregate number of shares of Stock that may be issued or delivered with respect to Awards granted under the Plan after the Amendment Effective Date is seventeen million (17,000,000) shares of Stock, less one (1) share of Stock for every one (1) share of Stock that was subject to an option or stock appreciation right granted after December 31, 2009 from the Plan and two and one-half (2.5) shares of Stock for every one (1) share of Stock that was subject to an award other than an option or stock appreciation right granted after December 31, 2009 under the Plan. Any shares of Stock that are subject to Options or Stock Appreciation Rights granted from the Plan after the Amendment Effective Date shall be counted against this limit as one (1) share of Stock for every one (1) share of Stock granted. Any shares of Stock that are subject to Awards other than Options or Stock Appreciation Rights granted from the Plan shall be counted against this limit as two and one-half (2.5) shares of Stock for every one (1) share of Stock granted. After the Effective Date, no awards may be granted under any Prior Plan.

          (b) As of December 31, 2009, there were twenty-seven million five hundred seventy-six thousand one hundred ninety-nine (27,576,199) shares of Stock subject to Awards outstanding under the Plan and sixteen million seven hundred twenty-eight thousand four hundred forty-five (16,728,445) shares of Stock subject to awards granted under the Prior Plans (which numbers reflect an adjustment made prior to the Amendment Effective Date, pursuant to Article 11 and similar provisions of the Prior Plans, as a result of a two for one stock split that occurred effective as of June 25, 2007). If following December 31, 2009 an award granted under a Prior Plan or an Award is forfeited (including a repurchase of an unvested Award upon a Participant’s termination of employment at a price equal to the par value of the Stock subject to the Award) or expires, the shares of Stock subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture or expiration, again be available for Awards under the Plan, subject to Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not be added to the shares of Stock authorized for grant under paragraph (a) of this Section: (i) shares of Stock tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or an option granted under a Prior Plan, (ii) shares of Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or an award granted under a Prior Plan, and (iii) shares of Stock subject to a Stock Appreciation Right (or a stock appreciation right from a Prior Plan) that are not issued in connection with the stock settlement of the Stock Appreciation Right (or a stock appreciation right from a Prior Plan) on exercise thereof. Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

          (c) Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Consultants or Directors prior to such acquisition or combination.

          (d) Following December 31, 2009, any shares of Stock that again become available for grant pursuant to this Section 3 shall be added back as (i) one (1) share of Stock if such shares of Stock were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans and (ii) as two and one-half (2.5) shares of Stock if such shares of Stock were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans.

          (e) Notwithstanding anything to the contrary in this Section 3, or elsewhere in this Plan, but subject to adjustment pursuant to Article 11 of the Plan, the aggregate number of shares of Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options after December 31, 2009 shall not exceed 17,000,000 shares of Stock plus the number of shares of Stock that again become available for grant pursuant to Section 3.1(b).

     3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

     3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 2,000,000 shares of Stock.

ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

     4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

     4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

     4.3 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5.

STOCK OPTIONS

     5.1 General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

          (a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(c), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant. Notwithstanding the foregoing, Options that are Substitute Awards may be granted with a per share exercise price other than as required in the preceding sentence.

          (b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the Performance Criteria, other specific performance criteria or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

          (c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid and the form of payment, including, without limitation: (i) cash, (ii) shares of Stock held for such period of time as may be required by the Committee and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale). Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

          (d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

     5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.

          (a) Expiration. Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the date ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

          (b) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

          (c) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

          (d) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

          (e) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

          (f) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

     5.3 Granting of Options to Independent Directors. The Board may from time to time, in its sole discretion, and subject to the limitations of the Plan:

          (a) Select from among the Independent Directors (including Independent Directors who have previously been granted Options under the Plan) such of them as in its opinion should be granted Options;

          (b) Subject to Sections 3.1 and 3.3, determine the number of shares of Stock that may be purchased upon exercise of the Options granted to such selected Independent Directors; and

          (c) Subject to the provisions of this Article 5, determine the terms and conditions of such Options, consistent with the Plan.

     Options granted to Independent Directors shall be Non-Qualified Stock Options.

ARTICLE 6.

RESTRICTED STOCK AWARDS

     6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement and shall be subject to Article 10.

     6.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock) and may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

     7.1 Grant of Stock Appreciation Rights.

          (a) A Stock Appreciation Right may be granted to any Eligible Individual selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose (including any Performance Criteria or other specific performance criteria that must be satisfied before all or part of a Stock Appreciation Right may be exercised) and shall be evidenced by an Award Agreement. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part; provided that the term of any SAR granted under the Plan shall not exceed ten years.

          (b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted (which may be the original date of grant for a Substitute Award) and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

     7.2 Payment and Limitations on Exercise.

          (a) Subject to Section 7.2(b), payment of the amounts determined under Section 7.1(b) above shall be in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised).

          (b) Any payment under this Section 7 shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8.

OTHER TYPES OF AWARDS

     8.1 Performance Share Awards. Any Eligible Individual selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

     8.2 Performance Stock Units. Any Eligible Individual selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

     8.3 Dividend Equivalents. Any Eligible Individual selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award other than an Option or SAR, to be credited as of dividend payment dates, during the period between the date such Award is granted and the date such Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, Dividend Equivalents distributed in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the portion of the Award with respect to which such cash or Stock has been distributed.

     8.4 Stock Payments. Any Eligible Individual selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the

Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

     8.5 Deferred Stock. Any Eligible Individual selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

     8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

ARTICLE 9.

QUALIFIED PERFORMANCE-BASED COMPENSATION

     9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant an Award intending to be Qualified Performance-Based Compensation to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6, 8 or 10; provided, however, that the Committee may in its discretion grant Awards to Eligible Individuals (including Covered Employees) that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

     9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Qualified Performance-Based Compensation. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

     9.3 Procedures with Respect to Qualified Performance-Based Compensation. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

     9.4 Payment of Qualified Performance-Based Compensation. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day Qualified Performance-Based Compensation for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive Qualified Performance-Based Compensation for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount of Qualified Performance-Based Compensation earned, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Compensation earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

     9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10.

PROVISIONS APPLICABLE TO AWARDS

     10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

     10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

     10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. No Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee (or the Board in the case of Awards granted to Independent Directors). Notwithstanding the foregoing, to the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of the Participant and/or one or more of the Persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the participant or the Persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided, however, that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.

     10.4 Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

     10.5 Stock Certificates; Book Entry Procedures.

          (a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

          (b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

     10.6 Full Value Award Vesting Limitations. Subject to Section 11 and except as may be determined by the Committee in the event of the Participant’s death, Disability or retirement, notwithstanding any other provision of this Plan to the contrary, Full Value Awards made to Employees shall become vested not less than monthly (in pro rata amounts) over a period of three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year, which shall include fully-vested Awards granted in lieu of cash awards that have been earned based on a performance period of at least one year); provided, however, that notwithstanding the foregoing, (i) Full Value Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 3.1(a) may be granted to any one or more Participants without respect to such minimum vesting provisions and (ii) the Company may grant Full Value Awards to employees newly hired by the Company or any of its Subsidiaries without respect to such minimum vesting provisions.

     10.7 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

     10.8 Term. Except as otherwise provided herein, the term of any Award shall be set by the Committee in its discretion.

     10.9 Exercise or Purchase Price. Except as set forth in Sections 5.1(a) and 7.1(b), the Committee may establish the exercise or purchase price, if any, of any Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

     10.10 Treatment upon Termination of Employment or Service. An Award shall only be exercisable or payable while the Participant is an Employee, Consultant or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or Disability, or otherwise.

     10.11 Form of Payment. Except as may otherwise be provided in the Plan, payments with respect to any Awards granted under this Plan shall be made in Stock.

     10.12 Award Agreement. All Awards granted under this Plan shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 11.

CHANGES IN CAPITAL STRUCTURE

     11.1 Adjustments.

          (a) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(b) and 11.1(c):

     (i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be equitably adjusted. The adjustments provided under this Section 11.1(a)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

     (ii) With respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3), the Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring.

          (b) Other than in connection with an Equity Restructuring, in the event of any combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee may make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan.

          (c) Other than in connection with an Equity Restructuring, in the event of any transaction or event described in Section 11.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

     (i) To provide for either (A) termination of any such Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

     (ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

     (iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

     (iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

     (v) To provide that the Award cannot vest, be exercised or become payable after such event.

     11.2 Acceleration Upon a Change in Control. Notwithstanding Section 11.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Award is not assumed or an equivalent award substituted by a successor entity, then immediately prior to the Change in Control such Award shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect. For the purposes of this Section 11.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Stock subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Stock for each share of Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received for each share of Stock subject to the Award to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Stock in the Change in Control.

     11.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

     11.4 Restrictions on Exercise. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of 30 days prior to the consummation of any such transaction.

ARTICLE 12.

ADMINISTRATION

     12.1 Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, may delegate administration of the Plan to a

Committee consisting of two or more members of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules of the New York Stock Exchange (or other principal securities market on which shares of Stock are traded); provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

     12.2 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

     12.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

          (a) Designate Participants to receive Awards;

          (b) Determine the type or types of Awards to be granted to each Participant;

          (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

          (d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

          (e) Determine whether, to what extent, and pursuant to what circumstances the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (g) Decide all other matters that must be determined in connection with an Award;

          (h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

          (j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

     12.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

     12.5 Delegation of Authority. To the extent permitted by applicable law, the Board or the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Committee, as applicable, specifies at the time of such delegation, and the Board or the Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board.

ARTICLE 13.

EFFECTIVE AND EXPIRATION DATE

     13.1 Effective Date. The Plan became effective on May 22, 2007 (the “Effective Date”). For purposes of the Plan, the “Amendment Effective Date” shall mean the date that this amendment and restatement of the Plan is approved by the Company’s stockholders. This amendment and restatement of the Plan will be deemed to be approved by the stockholders if it is approved either:

          (a) By a majority of the votes cast at a duly held stockholder’s meeting at which a quorum representing a majority of outstanding voting stock is, either in person or by proxy, present and voting on the plan; or

          (b) By a method and in a degree that would be treated as adequate under New York law in the case of an action requiring stockholder approval.

     13.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (a) the date the Plan is approved by the Board or (b) the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14.

AMENDMENT, MODIFICATION, AND TERMINATION

     14.1 Amendment, Modification, and Termination. Subject to Section 15.14, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Committee to grant Options or Stock Appreciation Rights with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option or Stock Appreciation Right beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, (i) except as permitted by Article 11, no Option or SAR may be amended to reduce the per share exercise price of the shares subject to such Option or SAR below the per share exercise price as of the date the Option or SAR is granted and (ii) except as permitted by Article 11, no Award or cash award may be granted in exchange for the cancellation or surrender of an Option or SAR.

     14.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 15.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15.

GENERAL PROVISIONS

     15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

     15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

     15.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

     15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

     15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

     15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     15.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

     15.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

     15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     15.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

     15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

     15.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     15.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of New York.

     15.14 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

Appendix B

AMENDMENT TO BY-LAWS OF OMNICOM GROUP INC.

IMPLEMENTATION OF MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS

Article I, Section 8 of the Company’s By-laws is hereby amended and restated in its entirety as follows:

     SECTION 8. Voting. At any meeting of shareholders each shareholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each shareholder will be entitled to one vote for each share of stock entitled to vote standing in his name on the books of the Corporation. Except with respect to the election of directors and as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, all matters will be determined by the vote of the holders of a majority of the shares voting on it.

     Except as otherwise provided by these By-Laws, a nominee for director shall be elected by a majority of the votes cast in person or by proxy with respect to such nominee’s election at any meeting that includes the election of directors at which a quorum is present. For purposes of this Section, a majority of the votes cast shall mean that the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election. Notwithstanding the foregoing, a nominee for director shall be elected by a plurality of the votes cast in person or by proxy at any meeting that includes the election of directors at which a quorum is present if, as of the 10th day preceding the date the Corporation first mails its notice of meeting for such meeting to the shareholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), provided that with respect to any nominee proposed or nominated by a shareholder, the Secretary of the Corporation shall have received proper notice under Section 2 of this Article. For purposes of this Section, if plurality voting is applicable to the election of directors at any meeting, the nominees who receive the highest number of votes cast “for,” without regard to votes cast “against” or “withhold,” shall be elected as directors up to the total number of directors to be elected at that meeting. Abstentions and broker non-votes will not count as a vote cast with respect to any election of directors.

     In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board of Directors in accordance with the policies and procedures adopted by the Board of Directors for such purpose. If an incumbent director fails to receive a majority of votes cast in an election that is not a Contested Election, the Governance Committee shall recommend to the Board of Directors whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation, taking into account the Governance Committee’s recommendation, and within 90 days after the date of certification of the election results, the Board shall disclose its decision and rationale regarding whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a press release, filing with the Securities and Exchange Commission or by other public announcement. The director whose resignation is under consideration may not participate in any deliberation or vote of the Governance Committee or Board of Directors regarding his or her resignation. Notwithstanding the foregoing, in the event that no nominee for director receives a majority of the votes cast in an election that is not a Contested Election, the members of the Governance Committee shall make a final determination as to whether the Board shall accept any or all resignations, including their own. The Governance Committee and the Board may consider any factors and other information they deem appropriate and relevant in deciding whether to accept a director’s resignation.

     If an incumbent director fails to receive the required vote for re-election in an election that is not a Contested Election and such director’s resignation is not accepted by the Board, such director will continue to serve until the expiration date of such director’s term in office or until such director’s earlier removal pursuant to Article II, Section 3 of these By-Laws. If such director’s resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill any resulting vacancy pursuant to Article II, Section 4 of these By-Laws.

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